Exhibit 8

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT (this "Agreement") made as of the 7th day of July, 2000, by and between Open-i Media, Inc., a New York corporation ("Seller" or the "Company"), and SIGA Technologies, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, one million one hundred forty-three thousand (1,143,000) shares of Series A Preferred stock, par value $0.001 per share, of Seller, all on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

      1. Purchase of Shares. (a) Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, one million one hundred forty-three thousand (1,143,000) shares of Series A Preferred stock of Seller, par value $0.001 per share, (the "Purchased Shares"), for and in consideration of the sum of One Hundred Seventy Thousand Dollars ($170,000) in cash paid concurrently herewith in immediately available funds, plus the number of shares of Purchaser common stock as shall equal One Hundred Eighty Thousand Dollars ($180,000) (the "SIGA Shares") as calculated based on the average closing sale price of Purchaser's common stock on the Nasdaq Small Cap Market on the five (5) trading dates preceding the Closing Date (as hereinafter defined), plus all right, title, and interest in and to that certain computer program identified as "Peerfinder" as set forth in the Assignment of Intellectual Property Agreement attached hereto as Exhibit A, including appropriate assignments (the "Assets"). The rights, privileges, preferences and other terms of the Purchased Shares are set forth in the Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation"), a copy of which is attached hereto as Exhibit B.

            (b) No later than September 30, 2000, subject to any comments of the Securities and Exchange Commission (the "SEC"), Purchaser shall cause a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3 (or on any successor form to Form S-3 regardless of its designation) covering the SIGA Shares to become effective under the Securities Act, and Purchaser shall use its reasonable best efforts to keep such registration effective in accordance with applicable regulations for a period of five (5) months from the date on which the SEC declares such registration statement effective until the SIGA Shares have been sold pursuant to such registration statement.

            (c) Title to the Assets shall be conveyed to Seller, on the Closing Date (as hereinafter defined), free and clear of all liens and encumbrances. Purchaser shall assume no obligations or liabilities of Seller whatsoever, whether known or unknown, matured or unmatured, absolute or contingent, whether relating to the Assets or otherwise.

            (d) The closing of the purchase and sale of the Purchased Shares hereunder (the "Closing") shall take place at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York at 10:00 am on July 7, 2000 or at such other time and place as the Company and Purchaser may agree in writing (the "Closing Date").

      2. Board Positions. (a) Until (i) such time as Purchaser owns less than five percent (5%) of Seller's stock on a fully diluted basis, or (ii) the date of the consummation of an initial public offering of Seller's stock, Seller shall have the obligation to cause Purchaser's representative ("Purchaser's Director") to be appointed to Seller's board of directors. Seller and Purchaser agree that Purchaser's Director shall be either Judson Cooper, Josh Schein, Dave Kaufman or such other person as shall be mutually acceptable to Seller and Purchaser. The number of directors on the Company's Board of Directors shall be initially set at five (5). To determine when Purchaser owns less than five percent (5%) of Seller's stock for purposes of this Section 2(a) the total number of shares of common stock issued or issuable to Purchaser shall be divided by (b) the total number of issued and outstanding shares of common and preferred stock of Seller, which number shall not include any capital stock issuable upon exercise of outstanding options or warrants of Seller.

            (b) Any board action approving a Below Market Transaction shall require the affirmative vote of Purchaser's Director. A "Below Market Transaction" as defined herein, shall mean either (i) a sale of all or substantially all the assets of the Corporation; or (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity and in which the shareholders of the Company immediately preceding such transaction do not own at least fifty percent (50%) of the total equity interest in the resulting entity after such transaction is closed, and in either (b)(i) or (b)(ii) above, the valuation of Seller is less than ten million dollars ($10,000,000).

      3. Seller Representations and Warranties. Seller hereby represents and warrants to Purchaser as follows:

            3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and is in good standing under the laws of the State of New York, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as now being conducted and as proposed to be conducted. Except as set forth in Schedule 3.1, the Company has no subsidiaries or direct or indirect ownership interest in any firm, corporation, partnership, joint venture, association or other business organization. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it so to be qualified and in which the failure to so qualify would result in any change or effect that is materially adverse (a "Material Adverse Effect") to the business, properties, results of operations or financial condition taken as a whole (collectively, "Condition") of the Company. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to issue the Purchased Shares and the common stock into which the Purchased Shares are convertible (the "Conversion Shares") and to otherwise perform its obligations under this Agreement. The copies of the Restated Certificate of Incorporation and Bylaws of the Company delivered to Purchaser prior to the execution of this Agreement are true and complete copies of


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

the duly and legally adopted certificate of incorporation and bylaws of the Company in effect as of the date of this Agreement.

            3.2 Financial Statements. Attached hereto as Exhibit C are the Company's unaudited balance sheet as of May 31, 2000 (the "Balance Sheet Date") and profit and loss statements through March, 2000 (the "Financial Statements"). The Financial Statements (i) have been prepared in accordance with the Company's books and records and (ii) fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods indicated therein, subject to normal year-end review adjustments that individually or in the aggregate will not be material to the financial condition or business of the Company. Except as reflected in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business since the Balance Sheet Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in the case of both (i) and (ii), individually or in the aggregate, are not material to the financial condition or business of the Company.

            3.3 Events Subsequent to the Balance Sheet Date. Since the Balance Sheet Date, except pursuant to the transactions contemplated hereby or as set forth on Schedule 3.3 attached hereto, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount, or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business of the Company and consistent with its past practice ("Ordinary Course of Business"), (iii) discharged or satisfied any lien or encumbrance, or incurred or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the Financial Statements and current liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business, (iv) declared or made any payment or distribution to stockholders (other than in shares of common stock), or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the Ordinary Course of Business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any material loss of property or waived any right of substantial and material value, whether or not in the Ordinary Course of Business, (ix) made any change in officer or director compensation, except in the Ordinary Course of Business,
(x) made any material change in the manner of business, financial condition or operations of the Company, (xi) entered into any transaction except in the Ordinary Course of Business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing. No event that has or could be reasonably expected to have a Material Adverse Effect on the Condition of the Company has occurred since the Balance Sheet Date.

            3.4 Tax Returns. All required federal, state or local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid in accordance with such returns have been paid or due provision for the payment thereof has been made. The Company has not received any notice of delinquency in the payment of any federal, state or local tax, any assessment or governmental charge, or any tax which it is required to withhold from amounts owing to employees or other third parties. The Company has


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

not received any notice of deficiency or assessment of additional taxes and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. The Company has not incurred any tax or worker's compensation liabilities from the Company's inception through the date hereof except those reflected in the Financial Statements and incurred in the Ordinary Course of Business since the Balance Sheet Date. The Company has not made an election under Article 341(f) of the Internal Revenue Code.

            3.5 Title to Properties and Encumbrances. Except as set forth on
Schedule 3.5, the Company has good and marketable title to all of its owned properties and assets, and is not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction thereon. The Company does not own any real property. The Company has not received any notice of any action or proceeding under any building, zoning or other ordinance, law or regulation. With respect to the property and assets it leases, the Company is in compliance with such leases, except where the failure to be so in compliance would not have a Material Adverse Effect on the Condition of the Company, and to its knowledge, holds a valid leasehold interest free from any liens, claims or encumbrances.

            3.6 Litigation. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or its properties, assets or business, and neither the Company nor any of its officers has knowledge of any facts which would be reasonably expected to result in or form the basis for any such action, suit or other proceeding that would have a Material Adverse Effect on the Condition of the Company. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality known to the Company.

            3.7 Compliance with Other Instruments. The Company is not in violation or default of any term in its Restated Certificate of Incorporation or Bylaws, or of any term contained in any mortgage, indenture, agreement, instrument or contract to which it is a party, except for such violations as would not have a Material Adverse Effect on the Condition of the Company. To its knowledge, the Company is not in violation of any order, statute, rule or regulation applicable to the Company, except for such violations as would not have a Material Adverse Effect on the Condition of the Company. Neither the execution, delivery and performance of this Agreement nor any other agreement contemplated hereby, nor, assuming the representations and warranties made by Purchaser in Article 4 are true and correct, the issuance of the Purchased Shares, will result in any such violation or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

            3.8 Purchased Shares and Conversion Shares. The Purchased Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and non-assessable and will be free and clear of all pledges, liens, encumbrances and restrictions, other than as set forth herein or pursuant to any agreements contemplated hereby or under applicable federal and state securities laws. The Conversion Shares issuable upon conversion of the Purchased Shares have been reserved for issuance and, when so issued, will be validly issued, fully paid and nonassessable and will be free and clear of all pledges, liens, encumbrances and restrictions, other than as set forth herein or pursuant to any agreements contemplated hereby or under applicable federal and state securities laws.


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

            3.9 Securities Laws. Based upon the representations and warranties of Purchaser contained in Article 4 of this Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations applicable to the Company in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Purchased Shares or the Conversion Shares, other than (i) the filing of the Restated Certificate of Incorporation with the Secretary of State of the State of New York, and (ii) such filings as have been made prior to the Closing, if required, under applicable state securities laws, except with regard to any notices of sales required to be filed with the SEC pursuant to Regulation D under the Securities Act, or such post-Closing filings as may be required under the applicable state securities laws, which will be timely filed within the applicable periods therefor. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Purchased Shares and the Conversion Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act, assuming the accuracy of the representations and warranties of Purchaser contained in Article 4 hereof.

            3.10 Patents, Trademarks, and Trade Secrets. There are no pending or, to the Company's knowledge, threatened claims against the Company alleging that the Company's business, as conducted or as proposed to be conducted, infringes or conflicts with the rights of others under patents, service marks, trade names, trademarks, copyrights, trade secrets or other proprietary rights ("Intellectual Property Rights"). To the knowledge of the Company, the Company's business as now conducted does not, and as proposed to be conducted will not, infringe or conflict with the rights of others, including Intellectual Property Rights. The Company owns, or possesses sufficient legal rights to use, all Intellectual Property Rights and other rights necessary for the operation of its business as now conducted and as proposed to be conducted without conflict or infringement against the rights of others. Except as set forth in Schedule 3.10, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity, except for those arising from "off-the-shelf" commercial software. To the knowledge of the Company the Company has not violated or, by conducting its business as proposed, would not violate any of the Intellectual Property Rights of any other person or entity. To the knowledge of the Company, no employee or consultant of the Company owns any Intellectual Property Rights which are directly or indirectly competitive with those owned or to be used by the Company or derived from or in connection with the conduct of the Company's business. The Company is not aware of any violation or infringement by a third party of any of the Company's Intellectual Property Rights. The Company has taken and will take reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets useful in the conduct of its business.

            3.11 Capital Stock. Immediately prior to the Closing, the authorized capital stock of the Company consists of 50,000,000 shares, par value $.001 per share, 40,000,000 shares of which are Common Stock, and 10,000,000 shares of which are preferred stock of which two million (2,000,000) shares will have been designated Series A Preferred Stock. Immediately prior to the Closing, six million (6,000,000) shares of Common Stock were issued and outstanding, and two million (2,000,000) shares of Series A Preferred Stock were issued and outstanding. The Purchased Shares will, at the time of issuance represent twelve and one half percent (12.5%) of the issued and outstanding capital stock of the Company on a fully diluted basis. All of the outstanding shares of the Company's capital stock were duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth on Schedule 3.11 attached hereto, prior to the Closing, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to other material aspects of the Company's affairs. As of the date of this Agreement there are no convertible securities, warrants, options or other agreements or arrangements (collectively, "Purchase Rights") under which the Company is or may be obligated to issue shares of its capital stock or any Purchase Rights. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities proposed to be sold by the Company, except as provided in this Agreement.

            3.12 Contracts and Other Commitments.

                  (a) Except as set forth in Schedule 3.12, the Company does not have any contracts, agreements, leases, or other commitments, written or oral, absolute or contingent, which (i) involve more than fifty thousand dollars ($50,000), (ii) extend for more than nine (9) months beyond the date hereof,
(iii) license any Intellectual Property Right to or from the Company, or (iv) materially restrict or affect the development or distribution of the Company's products or services. For purposes of the foregoing, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company reasonably believes are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts set forth in
Article 3. 12(a)(i) above.

                  (b) The Company has not (i) declared or paid any dividends or authorized any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for borrowed money or any other liabilities individually in excess of fifty thousand dollars ($50,000), or in the case of indebtedness and/or liabilities individually less than fifty thousand dollars ($50,000), in excess of one hundred fifty thousand dollars ($150,000) in the aggregate, (iii) made any loans or advances to any person, other than ordinary travel advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any assets or rights except in the ordinary course of business.

            3.13 Corporate Acts and Proceedings. This Agreement has been duly authorized by the requisite corporate action and has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, creation, issuance and delivery of the Purchased Shares and the Conversion Shares will be taken by the Company prior to the Closing.

            3.14 Insurance Coverage. There are in full force policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties and business against loss, damage, fire or other risks, including general liability insurance against claims for personal injury, death or property damage suffered by others upon, in or about the premises occupied by the Company or occurring as a result of the Company's maintenance or operation of


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

any automobiles, trucks, or other vehicles or other facilities. The Company maintains all worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

            3.15 No Brokers or Finders. No person has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Company or Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold Purchaser harmless against any and all liability solely with respect to any such commission, fee or other compensation.

            3.16 Disclosure. The Company has fully provided Purchaser with the information which Purchaser has requested for deciding whether to purchase the Purchased Shares. No representation or warranty by the Company in this Agreement or the exhibits or schedules attached hereto applicable to it contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. Any disclosure made under any section of this Article 3 shall be deemed to have been made under all other sections of this Article 3 to which such disclosure reasonably relates.

            3.17 Registration Rights. Except as set forth on Schedule 3.17, other than under this Agreement, the Company has not agreed to register under the Securities Act any of its authorized or outstanding securities.

            3.18 Retirement Plans. The Company does not have any "employee benefit plans," as defined in the Employee Retirement Income Security Act of 1974, as amended.

            3.19 Compliance With Environmental Laws. Without limiting the generality of Section 3.7, the Company is not in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            3.20 Licenses and Permits. The Company possesses from the appropriate agency, commission, board or government body or authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it and (b) if not possessed by the Company would have a Material Adverse Effect on the Condition of the Company.

            3.21 Conflicts of Interest. To the Company's knowledge, except as set forth on Schedule 3.20, no officer or director or holder of more than five percent (5%) of the Company's capital stock or any affiliate of any such person has any direct or indirect interest (a) in any person which does business with the Company, (b) in any material property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company, other than as an employee. For the purpose of this Section 3.21, there shall be disregarded any interest which arises solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.


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

            3.22 Employees. To the Company's knowledge, no officer of the Company has any plans to terminate his or her employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and the Company has not encountered any material labor difficulties.

            3.23 Absence of Restrictive Agreements. To the knowledge of the Company, no employee of the Company is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company.

            3.2 Nondistributive Intent. The Seller is acquiring the SIGA Shares to be issued pursuant to Section 1 hereof for its own account, for investment and not with a view to the distribution thereof. Seller will not sell or otherwise dispose of such shares without registration under the Securities Act, or an exemption therefrom.

            3.25 Other Representations Ineffective. Seller shall not be liable or bound in any manner by representations, warranties, covenants, agreements or indemnifications pertaining to the subject matter of this Agreement, whether express or implied, unless and only to the extent that such representations, warranties, covenants, agreements or indemnifications are expressly and specifically set forth in this Agreement or the Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

      4. Purchaser Representations and Warranties. Purchaser hereby represents and warrants as follows:

            4.1 Authority. Purchaser has full power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions described herein.

            4.2 No Consent. No consent of any person is required for the execution, delivery and performance of this Agreement by Purchaser.

            4.3 SIGA Shares. The SIGA Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and non-assessable and will be free and clear of all pledges, liens, encumbrances and restrictions, other than as set forth herein or pursuant to any agreements contemplated hereby or under applicable federal and state securities laws.

            4.4 Securities Laws. No consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations applicable to the Company in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the SIGA Shares, other than such filings as have been made prior to the Closing, if required, under applicable state securities laws, except with regard to any notices of sales required to be filed with the SEC pursuant to Regulation D under the Securities Act, or such post-Closing filings as may be required under the applicable state securities laws, which will be timely filed within the applicable periods therefor. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the SIGA Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act, assuming the accuracy of the representations and warranties of Seller contained in Article 3 hereof.

            4.5 Assets. Purchaser has and the Company will receive at Closing, good and marketable title to the Assets free and clear of all mortgages, pledges, liens, charges, restrictions, easements and other encumbrances. There are no pending or, to the Company's knowledge, threatened claims against Purchaser alleging that the Assets infringe or conflict with the rights of others under patents, service marks, trade names, trademarks, copyrights, trade secrets or other proprietary rights. To the knowledge of Purchaser, the Company's use of the Assets as proposed to be conducted will not, infringe or conflict with the rights of others. To the knowledge of Purchaser, no employee or consultant of Purchaser owns any intellectual property rights which are directly or indirectly competitive with the Assets. Purchaser is not aware of any violation or infringement by a third party of any of the Assets. Purchaser has taken and will take reasonable security measures to protect the secrecy, confidentiality and value of the Assets.

            4.6 No Brokers or Finders. Purchaser has not authorized any person to act as broker, finder or in any other similar capacity in connection with the transactions described in this Agreement and the negotiations leading to it in such manner as to give rise to any valid claim against Seller for any broker's or finder's fee or similar compensation.

            4.7 Nondistributive Intent. Purchaser is acquiring the Purchased Shares solely for Purchaser's own account for investment and not with a view to resale or distribution thereof, in whole or in part, and Purchaser has no present or contemplated intention, agreement, understanding or arrangement to sell, assign, transfer, hypothecate or otherwise dispose of all or any part of the Purchased Shares.

            4.8 Limitations on Transfer. Purchaser understands that the Purchased Shares have not been registered under the Securities Act and state securities laws (the "Securities Laws") and are offered and sold in reliance upon an exemption from the registration requirements of the Securities Act and exemptions available under applicable state securities laws and that, in that regard, Seller is relying on the representations and warranties made by Purchaser herein.

            4.9 Restricted Securities. Purchaser understands that the Purchased Shares may not be sold, transferred, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

            4.10 No Solicitation. Purchaser did not become aware of the offer of the Purchased Shares through or as a result of any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication.

            4.11 Knowledge and Experience. Purchaser has such knowledge and experience in business and financial matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Purchased Shares and making an informed investment decision with respect thereto.

            4.12 Additional Information. Purchaser acknowledges that Purchaser has had the opportunity to ask questions of the management of Seller and receive answers about the


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

Seller and to obtain and review Seller's books and records and financial statements of Seller upon Purchaser's request directed to James Chong, President, and Purchaser has been provided with such information as Purchaser has determined to be sufficient to enable Purchaser to evaluate the economic merits and risks of the acquisition of the Purchased Shares hereunder.

            4.13 Restrictive Legend. Purchaser understands that any certificate or other document evidencing the Purchased Shares will bear a legend restricting their transfer and sale and stating that the Purchased Shares have not been registered under the Securities Laws and referring to the foregoing restrictions on their transferability and sale.

            4.14 Risks. Purchaser understands that an investment in Seller involves substantial risks and has taken full cognizance of and understands all risk factors related to the acquisition of the Purchased Shares hereunder as set forth in the attached "Risk Factors". Purchaser has adequate means of providing for Purchaser's current needs and possible contingencies, has no need for liquidity of the Purchased Shares and is able to bear the economic risk of loss of all of Purchaser's investment in the Purchased Shares.

            4.15 Representations. Purchaser, in deciding to enter into this Agreement and purchase the Purchased Shares, has not relied upon any representations of Seller, other than those representations contained in this Agreement and no oral representations have been made by Seller in connection with the purchase of the Purchased Shares.

            4.16 No Legal or Tax Advice. Purchaser understands and acknowledges that Seller has given no legal or tax advice regarding the tax consequences arising from an investment in the Purchased Shares, and that the tax consequences to Purchaser of an investment depend on Purchaser's individual circumstances. In this regard, Purchaser has consulted with Purchaser's own legal or tax advisor.

            4.17 Corporate Acts and Proceedings. This Agreement has been duly authorized by the requisite corporate action and has been duly executed and delivered by an authorized officer of Purchaser, and is a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, creation, issuance and delivery of the SIGA Shares will be taken by Purchaser prior to the Closing.

            4.18 Disclosure. No representation or warranty by Purchaser in this Agreement or the exhibits or schedules attached hereto applicable to it contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. Any disclosure made under any section of this Article 4 shall be deemed to have been made under all other sections of this Article 4 to which such disclosure reasonably relates.

            4.19. Other Representations Ineffective. Purchaser shall not be liable or bound in any manner by representations, warranties, covenants, agreements or indemnifications pertaining to the subject matter of this Agreement, whether express or implied, unless and only to the extent that such representations, warranties, covenants, agreements or indemnifications are expressly and specifically set forth in this Agreement or the Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

            4.20 Accredited Investor Certification. Purchaser hereby represents that Purchaser is an accredited investor as that term is defined in Rule 501(a) of Regulation D under the Securities Act (and such Purchaser understands the meaning of the definition "Accredited Investor" given thereunder).

      5. Conditions to Purchaser's Obligation. The obligations of Purchaser to complete the transactions contemplated by this Agreement are subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by Purchaser:

            5.1 The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date, except where any such representation or warranty speaks as of a specific date.

            5.2 The Company shall have performed and complied in all material respects with all other agreements or conditions required by this Agreement prior to or as of the Closing Date.

            5.3 All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby, and all certificates, opinions, agreements, instruments and documents referenced herein or incident to any such transaction, shall be reasonably satisfactory in form and substance to Purchaser.

            5.4 The Restated Certificate of Incorporation in the form attached hereto as Exhibit B shall have been filed with the Secretary of State of the State of New York.

            5.5 The Company shall have executed and delivered the Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit D.

            5.6 The Company shall have executed and delivered the Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit E.

            5.7 The Company shall have obtained all registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Purchased Shares and the offer of the Conversion Shares.

            5.8 The Company shall have delivered to Purchaser an opinion of counsel to the Company, dated the Closing Date, a form of which is attached hereto as Exhibit F, which opinion shall be reasonably satisfactory in form and substance to Purchaser.

            5.9 There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement, by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which makes this Agreement or any of the other transactions contemplated by this Agreement illegal or otherwise prohibits, restricts, or delays consummation of any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Company or Purchaser of this Agreement or any of the other transactions contemplated by this Agreement.

            5.10 At the Closing, the Company shall deliver a certificate, dated the Closing Date, of the Secretary of the Company certifying that attached or appended to such certificate (1) is a true and correct copy of its Restated Certificate of Incorporation as of the date thereof; (2) is a true and correct copy of its Bylaws as of the date thereof; (3) is a true copy of all resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by the Company pursuant hereto; and (4) the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

      6. Conditions to Company's Obligation. The Company's obligation to sell and issue the Purchased Shares to Purchaser, according to this Agreement, on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the
Company:

            6.1 Purchaser shall have delivered to the Company cash by wire transfer or by check, in immediately available funds, in an amount equal to the cash portion of the purchase price as set forth in Section 1 hereof.

            6.2 Purchaser shall have delivered an Intellectual Property Assignment substantially in the form attached hereto as Exhibit G.

            6.3 Purchaser shall have obtained all registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the SIGA Shares.

            6.4 There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement, by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which makes this Agreement or any of the other transactions contemplated by this Agreement illegal or otherwise prohibits, restricts, or delays consummation of any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Company or Purchaser of this Agreement or any of the other transactions contemplated by this Agreement.

            6.5 At the Closing, Purchaser shall deliver a certificate, dated the Closing Date, of the Secretary of Purchaser certifying, that attached or appended to such certificate is a true copy of all resolutions of its board of directors, authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by Purchaser pursuant hereto.

            6.6 The representations and warranties of Purchaser under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date, except where any such representation or warranty speaks as of a specified date.

            6.7 Purchaser shall have executed and delivered the Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit E.

            6.8 Purchaser shall have executed and delivered to the Company an Accredited Investor Representation form in substantially the form attached hereto as Exhibit G.

            6.9 Purchaser shall have performed and complied in all material respects with all other agreements or conditions required by this Agreement prior to or as of the Closing Date.

      7. Indemnification. (a) Seller shall indemnify, defend and hold Purchaser harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of Purchaser contained in this Agreement.

            (b) Purchaser shall indemnify and hold Seller harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representation, warranties or agreements of Seller contained in this Agreement.

            (c) Indemnification hereunder shall include liability for any special, incidental, punitive or consequential damages to the extent the indemnified party is required to pay such amount to a third party. Except as expressly provided in the preceding sentence, there shall be no indemnification by Seller or Purchaser for any special, incidental, punitive or consequential damages.

            (d) Upon making any payment to an indemnified party for any indemnification claim pursuant to this Section 7, the indemnifying party shall be subrogated, to the extent of such payment, to any rights which the indemnified party may have against any other persons or entity with respect to the subject matter underlying such indemnification claim and the indemnified party shall take such actions as the indemnifying party may reasonably require to perfect such subrogation or to pursue such rights against such other persons or entities as the indemnified party may have.

      8. Special Shareholder Rights. The Company shall deliver to Purchaser (i) within 120 days after the end of each fiscal year audited financial statements audited by a "Big Five" accounting firm or such regional accounting firm reasonably acceptable to Purchaser's Director, and (ii) within 30 days of the end of each month and quarter, internally prepared, unaudited financial statements.

      9. Stock Option Plan. Seller and Purchaser acknowledge and agree that in order to attract and retain the most qualified employees it will be necessary and desirable for the Company to implement an employee stock option plan. Seller agrees that at no time without the consent of Purchaser will the Shares issuable under the plan represent after issuance more than twenty percent (20%) of the issued and outstanding Shares. James Chong and his immediate family will not at any time be entitled to be participants in such plan.

      10. Tax Considerations; Legal Consequences. Purchaser is strongly advised to consult Purchaser's tax advisor with respect to the tax consequences hereof. Purchaser also acknowledges that it has been advised by Seller that the transactions represented by this Agreement have serious legal consequences and that Seller has strongly advised Purchaser to review this Agreement with legal counsel prior to execution.

      11. Survival of Representations and Warranties. The representations and warranties made herein by Purchaser shall survive the closing of the purchase and sale of the Shares as contemplated herein.

      12. Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or expressly required to be made or delivered pursuant hereto.

      13. Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto.

      14. Further Assurances. Seller and Purchaser shall execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

      15. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective heirs, successors, transferees and legal representatives and permitted assigns. Neither party may assign any rights hereunder without the consent of the other.

      16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      17. Governing Law. This Agreement shall be governed by the laws of the State of New York regardless of principles of conflicts of law.

      18. Headings. The headings used in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered as of the date hereinabove set forth.


      SELLER:                          Open-i Media, Inc.

                                       By: /s/ James Chong
                                           ------------------------------------
                                       Name: James Chong
                                       Title: President


      PURCHASER:                       SIGA Technologies, Inc.

                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered as of the date hereinabove set forth.


      SELLER:                          Open-i Media, Inc.

                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:


      PURCHASER:                       SIGA Technologies, Inc.

                                       By: /s/ Joshua D. Schein
                                           ------------------------------------
                                       Name: Joshua D. Schein
                                       Title: Chief Executive Officer

                                  Schedule 3.1

                  Ownership Interests in Business Organizations

1. The Company owns ten thousand (10,000) shares of the capital stock, $0.001 par value per share, of CalendarWare, Inc., a Delaware corporation.

2. The Company owns one hundred twenty-seven thousand seven hundred twenty-one (127,721) shares of the common stock, $0.0001 par value per share, of SIGA Technologies, Inc., a Delaware corporation.

                                  Schedule 3.3

                   Events Subsequent to the Balance Sheet Date

1. James Chong is currently paid an annual salary of forty-eight thousand six hundred fifty dollars ($48,650).

2. On or about May 11, 2000, the Company paid approximately two hundred ten thousand dollars ($210,000) to former stockholders and creditors of Open Interactive Media, Inc. ("OIM"), a New York corporation and predecessor company to Open-i Media, Inc., in satisfaction of certain liabilities of OIM.

                                  Schedule 3.5

                      Title to Properties and Encumbrances

1. The Company occupies the premises located at 73 Franklin Street, New York, NY 10013, pursuant to a Lease Agreement, dated January 27, 1994, by and between OIM, as tenant, and Shushana Company, as landlord.

2. The Company occupies the premises located at 75 Franklin Street, New York, NY 10013, pursuant to a Lease Agreement, dated October 29,1999, by and between OIM, as tenant, and 75 Franklin Development Corporation, as landlord.

3. The following equipment of the Company is leased pursuant to the following Equipment Lease Agreements by and between OIM, as lessee, and the following leasing companies:

                                                            Date of
Leasing Company:                    Lease #:                Lease Agreement:
----------------                    --------                ----------------
GE Capital                          330500002               1/1/00
GE Capital                          330500001               8/1/99
Apple Credit Leasing                185410                  8/25/97
Bankers Leasing                     1606980                 4/28/99
Copelco Leasing                     1144892                 3/30/99
Copelco Leasing                     1129921                 8/5/98
Copelco Leasing                     0954322                 6/10/99
Copelco Leasing                     1598953                 1/25/96
Copelco Leasing                     1598958                 10/21/98
Balboa Leasing                      006-10102-01            9/13/96

4.    Other Encumbrances:

      (a)  UCC-1 Financing Statement filed naming the Company as Debtor:
           Jurisdiction: State of New York
           File No.: 096894
           Filing Date: 05/16/00
           Secured Party: Bankers/Softech/Mid-States
           Collateral: Leased Equipment

      (b)  UCC-l Financing Statement filed naming the Company as Debtor:
           Jurisdiction: State of New York
           File No.: 097110
           Filing Date: 05/16/00
           Secured Party: Bankers/Softech/Mid-States
           Collateral: All goods, chattels, fixtures, furniture, equipment, assets, accounts receivable, contract rights, general intangibles & property of every kind wherever located now or hereafter acquired and proceeds thereof.

      (c)  UCC-1 Financing Statement filed naming the Company as Debtor:
           Jurisdiction: State of New York
           File No.:  00PN25515

           Filing Date: 05/19/00
           Secured Party: Bankers/Softech/Mid-States
           Collateral: Leased Equipment

      (d)  UCC-1 Financing Statement filed naming the Company as Debtor:
           Jurisdiction: State of New York
           File No.: 009PN25516
           Filing Date: 05/19/00
           Secured Party: Bankers/Softech/Mid-States
           Collateral: All goods, chattels, fixtures, furniture, equipment, assets, accounts receivable, contract rights, general intangibles & property of every kind wherever located now or hereafter acquired and proceeds thereof.

                                  Schedule 3.10

   Licenses and Agreements Relating to Patents, Trademarks, and Trade Secrets

                                      None.

                                  Schedule 3.11

                          Agreements Among Stockholders

1. On May 4, 2000, the Company and the then current shareholders of the Company entered into a certain Shareholders Agreement which provides, among other things, restrictions upon the transfer of the Company's capital stock.

                                  Schedule 3.12

                         Contracts and Other Commitments

1. The Company occupies the premises located at 73 Franklin Street, New York, NY 10013, pursuant to a Lease Agreement, dated January 27, 1994, by and between OIM, as tenant, and Shushana Company, as landlord, pursuant to which the Company is obligated to pay annual base rent through January 31, 2001 as follows:

        2/1/94 to 1/31/95: $30,000
        2/1/95 to 1/31/96: $30,000
        2/1/96 to 1/31/97: $30,000
        2/1/97 to 1/31/98: $33,600
        2/1/98 to 1/31/99: $36,000
        2/1/99 to 1/31/00: $38,400
        2/1/00 to 1/31/01: $45,600.

      OIM has an option to extend this Lease Agreement for two years.

2. The Company occupies the premises located at 75 Franklin Street, New York, NY 10013, pursuant to a Lease Agreement, dated October 29,1999, by and between OIM, as tenant, and 75 Franklin Development Corporation, as landlord, pursuant to which the Company is obligated to pay annual base rent through October 31, 2004 as follows:

        11/1/99 to 10/31/00 - $67,800.00
        11/1/00 to 10/31/01 - $72,546.00
        11/1/01 to 10/31/02 - $77,624.22
        11/1/02 to 10/31/03 - $83,058.00
        11/1/03 to 10/31/04 - $88,872.06.

                                  Schedule 3.17

                               Registration Rights

1. On May 4, 2000, the Company and the then current shareholders of the Company entered into a certain Registration Rights Agreement which provides, among other things, that the Company will register under the Securities Act certain of its securities upon the occurrence of certain events.

                                  Schedule 3.20

                              Conflicts of Interest

1. James Chong is the sole shareholder of OIM, subject to the terms of a certain Agreement, dated May 31, 1999, among certain former shareholders of OIM and OIM.

                                    Exhibit A

                   INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

            THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (the "Assignment") is executed and delivered as of the 7th day of July, 2000, by and between SIGA Technologies, Inc., a Delaware corporation ("Assignor"), with an address at 420 Lexington Ave., New York, NY 10022, and Open-i Media, Inc., a New York corporation ("Assignee"), with an address at 73 Franklin Street, New York, NY 10013.

            WHEREAS, Assignor owns all right, title, and interest in and to that certain computer application identified as "Peerfinder"; and

            WHEREAS, Assignor desires to assign, grant, convey, and transfer the Peerfinder application and the business associated therewith to Assignee, and Assignee desires to acquire the Peerfinder application and the business associated therewith, pursuant to a certain Stock Purchase Agreement of even date herewith between Assignor and Assignee and in accordance with the terms and conditions of this Assignment.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound, hereby agree as follows:

                                    SECTION 1
                              CONVEYANCE OF RIGHTS

      1.1 Assignment and Transfer of Assets. Effective as of July 7, 2000 (the "Effective Date"), Assignor hereby transfers, grants, conveys, assigns, and relinquishes exclusively to Assignee, its successors and permitted assigns, absolutely and forever, all of Assignor's right, title, interest, benefit and claims, whether statutory or at common law, in and to all of the assets, properties and rights of Assignor, of every type and description, whether tangible or intangible, relating to the Peerfinder application and the business associated therewith, together with the goodwill associated with the Peerfinder application, along with the right to recover for damages and profits for past infringement thereof and all present and future rights of every kind pertaining to the Peerfinder application, whether or not such rights are now known, recognized or contemplated, with such right, title and interest in the Peerfinder application to be held and enjoyed by Assignee as fully and entirely as the same would have been held by Assignor had this Assignment not been made, including, without limitation, the following (all the assets of Assignor to be transferred and assigned to the Assignee pursuant hereto, including, without limitation, the Developed Technology, Peerfinder Technology, Software, Proprietary Rights, Inventories and Contract Rights (as hereinafter defined), are hereinafter collectively referred to as the "Program"):

            (a) The Deliverable, as such term is defined in the Agreement, dated October 15, 1999, by and between the Assignee and SIGA Pharmaceuticals, Inc. (the "First Development Agreement"), and all designs, drawings, models, procedures (including design, manufacturing, test and maintenance procedures), specifications, equipment, software, test procedures, tools, documentation, content, training materials and other information and technology in whatever form developed and/or transferred pursuant to (i) the First Development Agreement, (ii) each Section of the Specifications (as defined in the First Development Agreement and incorporated therein) (the

"Specifications"), (iii) the Service Agreement, dated March 9, 2000, between the Assignor and the Assignee (the "Second Development Agreement"), and (iv) all amendments, modifications and communications, whether oral or written, to or with respect to the First Development Agreement, the Second Development Agreement and the Specifications (hereinafter collectively referred to the "Developed Technology").

            (b) All designs, drawings, procedures (including design, manufacturing, test and maintenance procedures), specifications, equipment, software, printed circuit board art work, integrated circuit masks, test equipment, tools, fixtures, documentation, training materials, and information, in whatever form, related to, useful, utilizable or necessary in the design, manufacture, test and/or maintenance of the Program, including, without limitation, the assets described in the Schedule attached hereto as Schedule A and made a part hereof (hereinafter collectively referred to the "Peerfinder Technology").

            (c) All computer code (both source and object, in machine readable and listing form), interfaces, navigational devices, menus, menu structures or arrangements, icons, help, operational instructions, scripts, information, HTML, JavaScript, Java, Visual Basic, C++, SQL or any other programming or procedural language, commands, syntax, graphical designs, photographs, animation, images, audio and/or digital video components, and the literal and non-literal expressions of ideas that operate, cause, create, direct, manipulate, access or otherwise affect the Program and any copyrights, trade secrets and other intellectual or industrial property rights therein, documentation (including internal documentation, documentation made available to customers and training materials), flowcharts, source code notes, software tools, compilers, test routines and information, in whatever form, and all revisions, release levels and versions of the foregoing, relating to or used on or with the Program, offered for sale or license by Assignor, developed by or for Assignor, or in the possession of Assignor (hereinafter collectively referred to as "Software").

            (d) All patents, patent applications, copyrights, trade secrets, trademarks, trade names, inventions, discoveries, improvements, ideas, know-how, confidential information, and all other intellectual property or proprietary rights based, in whole or in part, related to or included in, covering or pertaining to the Developed Technology, Peerfinder Technology, Software or any portion thereof (hereinafter collectively referred to as "Proprietary Rights").

            (e) All inventories of Peerfinder Technology, Software, or any portion thereof (hereinafter collectively referred to as "Inventories").

            (f) All rights of Assignor under any sales agreements, franchises, license agreements, lease agreements, maintenance agreements, procurement agreements, consulting agreement, employee agreements, invention agreements and all other agreements of whatever nature or kind relating to Peerfinder Technology, Software or Proprietary Rights (hereinafter collectively referred to as "Contract Rights").

      1.2 Liabilities Excluded. Except as set forth in Section 1.3 below, Assignor acknowledges that Assignee is acquiring the Program hereunder without any assumption of Assignor's liabilities.

      1.3 Globix Invoices. Assignor shall pay to Assignee currently with the execution hereof, sixty thousand dollars ($60,000) in full and complete satisfaction of Assignor's obligations to Globix, and Assignee shall assume all obligations of Assignor to Globix, with respect to the Program.

                                    SECTION 2
                               WARRANTIES OF TITLE

      2.1 Assignor represents and warrants that Assignee shall receive, pursuant to this Assignment as of the Effective Date, complete and exclusive right, title, and interest in and to all tangible and intangible property rights of Assignor existing in the Program. Assignor represents and warrants that it has developed the Program entirely through its own efforts or through the efforts that were the subject of the First Development Agreement and the Second Development Agreement for its own account and that the Program, to the extent of Assignors actions, is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party.

      2.2 Assignor represents and warrants to the best of its knowledge that Program does not infringe any patent, copyright, trademark or trade secret of any third party and that it is unaware of any claim that the Program infringes any patent, copyright, trademark or trade secret of any third party; that Assignor has sought protection under applicable patent, copyright and trademark laws and that such rights have not been forfeited to the public domain; and that the Program has been maintained in confidence consistent with trade secret law.

      2.3 Assignor represents and warrants that all of Assignor's personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Program either (1) have been employees of Assignor, or (2) have executed or will execute appropriate work made for hire or other instruments of assignment in favor of Assignor as assignee that have conveyed to Assignor full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to the Program.

      2.4 Assignor represents and warrants that there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Program by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

                                    SECTION 3
                            ACKNOWLEDGMENT OF RIGHTS

      In furtherance of this Assignment, Assignor hereby acknowledges that, from and after the effective date of this Assignment, Assignee has acceded to all of Assignor's right, title, and standing to:

            (a) Receive all rights and benefits pertaining to the Program.

            (b) Institute and prosecute all suits and proceedings and take all actions that Assignee, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Program.

            (c) Defend and compromise any and all such action, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and perform all other such acts in relation thereto as Assignee, in its sole discretion, deems advisable.

                                    SECTION 4
                               FURTHER ASSURANCES

      4.1 At any time and from time to time hereafter, the Assignor shall forthwith upon the Assignee's written requests and at Assignee's expense take any and all steps and execute, acknowledge and deliver to the Assignee any and all further instruments and assurances necessary or desirable to evidence more fully the transfer of ownership of all of the Program to Assignor. Accordingly, Assignor agrees:

            (a) To execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Program.

            (b) To provide testimony in connection with any proceeding affecting the right, title, or interest of Assignee in the Program.

            (c) To perform any other acts deemed necessary to carry out the intent of this Assignment.

      4.2 Assignor hereby constitutes and appoints Assignee its true and lawful attorney-in-fact, with full power of substitution in Assignor's name and stead but for Assignee's benefit to take any and all steps (including proceeding at law, in equity or otherwise at Assignee's cost and expense), and to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest the aforesaid Program and causes of action more effectively in Assignee or to protect the same, or to enforce any claim or right of any kind with respect thereto (at Assignee's cost and expense). Assignor hereby declares that the foregoing power is coupled with an interest and is irrevocable.

                                    SECTION 5
                                  MISCELLANEOUS

      5.1 This Assignment shall inure to the benefit of, and be binding upon, the parties hereto, together with their respective legal representatives, successors, and assigns.

      5.2 This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflicts of law provisions thereof.

      5.3 This Assignment merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties hereto relating to the subject matter hereof.

      5.4 This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their authorized representatives as of the date first above written.


                                            SIGA TECHNOLOGIES, INC.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            OPEN-I MEDIA, INC.

                                            By:
                                                -------------------------------
                                                Name: James Chong
                                                Title: President

STATE OF NEW YORK )
                  ss.:
COUNTY OF ________)

            On the ____ day of ____________ in year 2000 before me, the undersigned, a notary public in and for said State, personally appeared ________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                   ----------------------------
                                                   Notary Public

                                   SCHEDULE A

1. All software, hardware, equipment and other assets listed on the invoices numbers 26699, 25993, 25684, 24789, 24790, 24742 and 24546 from PC
      Warehouse attached hereto as Rider A.

2. All software, hardware, equipment and other assets listed on all Globix invoices.

                                    Exhibit B

                      Restated Certificate of Incorporation

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               OPEN-I MEDIA, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

      FIRST: The name of the corporation is Open-i Media, Inc. (hereinafter referred to as the "Corporation").

      SECOND: The certificate of incorporation of the Corporation was filed by the Department of State on March 18, 1999.

      THIRD: The certificate of incorporation, as heretofore amended, is hereby amended or changed to effect one or more of the amendments or changes authorized by the Business Corporation Law, to wit:

            (A) To provide for the increase in the number of shares constituting the series of preferred stock of the Corporation known as "Series A Preferred" to three million one hundred forty-three thousand (3,143,000) shares;

            (B) To change certain provisions relating to the adjustment of the Series A Conversion Price upon the occurrence of certain events; and

            (C) To add provisions requiring the affirmative vote of the directors designated by the holders of the Series A Preferred to approve certain actions by the Corporation.

      FOURTH: To accomplish the foregoing amendments, (i) Section A and Section B of Article FOURTH of the certificate of incorporation of the Corporation, relating to the number of shares constituting the series of preferred stock of the Corporation known as "Series A Preferred" are hereby amended to read as set forth in the same numbered sections and article of the certificate of incorporation of the Corporation as hereinafter restated; (ii) Section C (2) (d) of Article FOURTH of the certificate of incorporation of the Corporation, relating to adjustments to the Series A Conversion Price upon the occurrence of certain events is hereby amended to read as set forth in the same numbered section and article of the certificate of incorporation of the Corporation as hereinafter restated; and (iii) Section C (2)(b) and Section C (3) of Article FOURTH of the certificate of incorporation of the Corporation, relating to voting rights are hereby amended to read as set forth in the same numbered sections and article of the certificate of incorporation of the Corporation as hereinafter restated.

      FIFTH: The restatement of the certificate of incorporation of the Corporation herein provided was duly authorized by the unanimous written consent of the members of the Board of Directors of the Corporation, followed by the unanimous written consent of the holders of outstanding shares of each class of the Corporation which is not entitled under the certificate of incorporation to vote on the said restatement of the certificate of incorporation, but which is entitled under Section 804 of New York Business Corporation Law (the "BCL") to vote thereon, having not less than the minimum requisite proportion of votes, which has been given in accordance with Section 615 of the BCL. Written notice has been given as and to the extent required by the said Section 615.

      SIXTH: The text of the certificate of incorporation of the Corporation is hereby restated as further amended or changed herein to read as follows:

      "FIRST: The name of the corporation is Open-i Media, Inc. (the "Corporation").

      SECOND: The purpose of the corporation is to engage in multimedia design and production, hardware/software sales, placement and any lawful act or activity for which corporations may be organized under Article IV of the BCL, except that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

      THIRD: The office of the corporation is to be located in the County of New York, State of New York.

      FOURTH: A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the Corporation is authorized to issue is fifty million (50,000,000) shares consisting of forty million (40,000,000) shares of Common Stock, $0.001 par value per share, and ten million (10,000,000) shares of Preferred Stock, $0.001 par value per share, of which three million one hundred forty-three thousand (3,143,000) shares of such Preferred Stock shall be designated as Series A Preferred Stock.

            B. Designation of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the series designated Series A Preferred Stock ("Series A Preferred"), which series shall consist of three million one hundred forty-three thousand (3,143,000) shares, are as set forth in Article FOURTH C hereof The Board of Directors of the Corporation (the "Board") is hereby authorized to provide for the issuance of all or any of the remaining shares of authorized Preferred Stock and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon such additional series of Preferred Stock and the number of shares constituting any such series and the designation thereof. Subject to compliance with the BCL and the provisions of Section C below, the rights, preferences, privileges and restrictions of any such additional series may be subordinated to, pari passu with or senior to any of those of any present or future class or series of Preferred or Common Stock. The Board is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issuance of that series of Preferred Stock, excluding the Series A Preferred, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized shares of Preferred Stock.

            C. Rights, Preferences, Privileges and Restrictions of the Series A Preferred. The rights, preferences, privileges and restrictions of the Series A Preferred are as follows:

            1. Liquidation Preference.

            (a) Upon the occurrence of a Liquidation Event, as such term is defined below, holders of Series A Preferred shall be entitled to receive from the assets of the Corporation legally available for distribution to the Corporation's stockholders, prior and in preference to any distribution to the holders of Common Stock or any other series of Preferred Stock, an amount per share equal to the original Series A Preferred issue price (the "Series A Liquidation Preference"). After the payment in full of the Series A Liquidation Preference, any remaining assets of the Corporation legally available for distribution to the Corporation's stockholders shall be distributed to the holders of Common Stock, pro rata in accordance with the number of shares of Common Stock held.

            (b) In the event the assets and funds legally available for distribution to the holders of Series A Preferred are not sufficient to permit the payment of the full Series A Liquidation Preference to each holder of Series A Preferred, then the amount legally available for distribution to the holders of Series A Preferred shall be allocated among the holders of Series A Preferred pro rata in accordance with the maximum amounts which such holders would have received if the assets and funds had been sufficient to permit the payment of the full amount of the Series A Liquidation Preference.

            (c) As used herein, the term "Liquidation Event" shall mean any of the following events: (i) any sale of all or substantially all of the assets of the Corporation, or (ii) any liquidation, dissolution or winding up of the Corporation.

            2. Conversion.

            (a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $1.00 by the Series A Conversion Price, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price shall be $1.00. The Series A Conversion Price shall be subject to adjustment as set forth in subsection 2(d) below.

            (b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the Series A Conversion Price then in effect immediately prior to the occurrence of any of the following events (each an "Automatic Conversion Event"): (i) any merger or consolidation of the Corporation with or into another business entity, regardless of whether or not the Corporation is the surviving entity, provided that (A) if the Corporation is not the surviving entity, and (B) the shareholders of the Corporation immediately preceding such transaction do not own at least fifty percent (50%) of the total equity interest in the resulting entity after such transaction is closed, and (C) the valuation of the Corporation in the transaction is less than ten million dollars ($10,000,000), the affirmative vote of each of the directors designated by the holders of Series A Preferred (each a "Series A Designated Director") pursuant to those certain Stock Purchase Agreements between the holders of Series A Preferred named therein and the Corporation shall be required to approve such transaction, or (ii) the closing of a public offering for the sale of any of the Corporation's securities.

            (c) Mechanics of Conversion. Except in the case of an automatic conversion, before any holder of Series A Preferred shall be entitled to convert the same into shares of

Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred and shall give written notice to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. The automatic conversion of shares of Series A Preferred pursuant to subsection 2(b) shall be deemed to be effective upon the happening of the event upon which such automatic conversion is contingent, whether or not the holder thereof has surrendered the certificate therefor and, upon such automatic conversion, the shares of Series A Preferred shall cease to be outstanding and the holders thereof shall be entitled only to receive certificates evidencing the Common Stock issued upon such conversion against delivery of the certificates evidencing such shares of Series A Preferred. The Corporation shall give written notice of any automatic conversion resulting from the happening of an Automatic Conversion Event to all holders of Series A Preferred within five (5) business days of the occurrence of either: (i) the consummation of the Automatic Conversion Event or (ii) the receipt of knowledge by any officer of the Corporation of the consummation of an Automatic Conversion Event. Each holder of shares of Series A Preferred which have been automatically converted as provided herein shall surrender the certificate or certificates evidencing such shares of Series A Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred and the person or persons entitled to receive shares of Common Stock issuable upon such automatic conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the date such certificate or certificates are so surrendered. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

            (d) Adjustments to Series A Conversion Price for Diluting Issues.

                  (i) Special Definitions. For purposes of this Section 2(d), the following definitions shall apply:

                              (A) "Option" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined herein) (such excluded options and shares, the "Reserved Option Shares").

                              (B) "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities (other than the Reserved Option Shares) directly or indirectly convertible into or exchangeable for Common Stock or Preferred Stock.

                              (C) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Subsection 2(d)(iii) of this Certificate, deemed to be issued) by the Corporation after the date of issuance of the Series A Preferred ("Original Issue Date"), other than:

                                (I) shares of Common Stock that on the Original
Issue Date of the first issued share of Series A Preferred Stock (the "First Original Issue Date") are issued or issuable upon conversion of shares of Series A Preferred then outstanding or then subject to issuance against receipt of payment therefor in accordance with the Stock Purchase Agreement;

                                (II) shares of Common Stock issued or issuable
as a dividend or distribution on Series A Preferred;

                                (III) the Reserved Option Shares; or

                                (IV) shares of Common Stock issued or issuable
by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II) and (III) or this clause (IV).

                  (ii) No Adiustment of Series A Conversion Price. No adjustment in the number of shares of Common Stock into which the shares of Series A Preferred are convertible shall be made, by adjustment in the applicable Series A Conversion Price thereof, unless the consideration per share (determined pursuant to Section 2(d)(v)) hereof for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series A Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares. Notwithstanding the other provisions of this Section 2(d) to the contrary, no adjustment to the applicable Series A Conversion Price shall be made as a result of (I) the issuance or deemed issuance of any shares of Common Stock as a dividend with respect to which holders of Series A Preferred Stock receive a ratable portion, (II) the issuance of Common Stock as a result of conversion of the Series A Preferred Stock or the issuance of any stock options or the issuance of any Common Stock as a result of the exercise of options that are issued pursuant to option plans applicable to employees, consultants, and/or directors approved by the Board of Directors,
(III) the issuance or deemed issuance of any shares of Common Stock or securities convertible into Common Stock to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions or (IV) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation of all or substantially all of the capital stock or assets of any other entity or business organization, or securities issued solely in consideration for the grant by or to the Corporation of marketing rights, distribution rights, license rights or similar rights granted by or to the Corporation in consideration of the exchange of the proprietary technology, whether of the Corporation or any other entity, provided that with respect to any issuance pursuant to the foregoing clauses
(I), (II) and (III) or (IV), the issuance of such securities is approved by all of the members of the Board of Directors and as long as such securities are issued for a price, or options are granted with an exercise price, of no less than fair market value.

                  (iii) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the First Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series A Conversion Price then in effect hereunder shall forthwith be increased to the Series A Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding; and

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause
(B) shall have the effect of increasing the Series A Conversion Price to an amount that exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock other than such Stock Options or Convertible Securities between the original adjustment date and such readjustment date.

                  (iv) Adjustment of Series A Conversion Price. If the Corporation issues Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to
Section 2(d)(iii) hereof), without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying the Series A Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares issuable upon the conversion of shares of Series A Preferred Stock and all Reserved Option Shares) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price in effect prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares issuable upon the conversion of shares of Series A Preferred Stock and all Reserved Option Shares) plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Section 2(d)(iv), (i) all shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(d)(iii) hereof, such Additional Shares of Common Stock shall be deemed to be outstanding.

                  (v) Determination of Consideration. For purposes of this
Section 2(d), the "Net Consideration Per Share" shall mean the per share consideration received by the Corporation for the issue of any Additional Shares of Common Stock and shall be computed as follows:

                        (A) Cash and Property: such consideration shall:

                                (I) insofar as it consists of cash, be computed
at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                (II) insofar as it consists of property other
than cash, be computed at the Fair Market Value thereof at the time of such issue; and

                                (III) if the Corporation issues Additional
Shares of Common Stock together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed in good faith by the Board of Directors as provided in clauses (I) and (II) above.

                        (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii) hereof, relating to Options and Convertible Securities, shall be determined by dividing

                                (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                (y) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) Adjustment for Combinations or Consolidation of Common Stock. If, at any time after the First Original Issue Date the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, then following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the applicable Series A Conversion Price shall be increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  (vii) Adjustment for Stock Dividends, Splits, and the Like. If the Corporation shall at any time after the applicable First Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred shall be increased in proportion to such increase in outstanding shares; provided, however, that the Series A Conversion Price shall not be decreased at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                  (viii) Adjustment for Merger or Reorganization, and the Like. In case of any consolidation, recapitalization or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a subdivision or combination provided for elsewhere in this Section 2 and other than a consolidation, merger or sale that is treated as a Liquidation Event pursuant to
Section 1 hereof), each share of Series A Preferred shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Series A Preferred would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 2 set forth with respect to the rights and interest thereafter of the holders of the shares of Series A Preferred, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Series A Preferred.

            (e) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

            (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred.

            (g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the shares of Series A Preferred against impairment.

            (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that then would be received upon the conversion of the shares of Series A Preferred.

            3. Voting Rights. (a) Each share of Series A Preferred stock shall have the same voting rights as that number of shares of common stock into which it may be convertible from time to time at the then Series A Conversion Price.

            (b) The following actions shall require the affirmative vote of all Series A Designated Directors:

                  (i) any action by the Board to authorize, create, designate or establish any class or series of capital stock ranking on a parity with, or senior to Series A Preferred or reclassify any shares of common stock into shares having any preference or priority as to dividends or assets superior to or, on a parity with any such preference or priority of the Series A Preferred; or to in any other manner alter or change the powers, preferences or rights, or qualification, limitations or restrictions of the shares of Series A Preferred;

                  (ii) approval or authorization of any liquidation or winding up or recapitalization or reorganization of the Seller; and

                  (iii) approval of any proposal to amend the certificate of incorporation or bylaws of the Corporation in a manner that adversely affects the rights of the holders of the Series A Preferred.

      FIFTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to whom the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                              Open-i Media, Inc.
                              73 Franklin Street
                              New York, New York 10013

      SIXTH: No director of the Corporation shall have personal liability to the Corporation or to its shareholders for damages for any breach of duty in such capacity, provided, however, that the provision shall not eliminate or limit:

            (a) the liability of any director of the Corporation if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or, with respect to any director of the Corporation, that his acts violated Section 719 of the BCL, or

            (b) the liability of a director for any act or omission prior to the final adoption of this article.

      SEVENTH: The holders of the Corporation's equity shares shall not be entitled to preemptive rights in accordance with the provisions of section 622 of the BCL."

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate to be executed by its President on the _____ day of July, 2000.

                                             OPEN-I MEDIA, INC.


                                             By: _______________________________
                                                 James Chong, President

                                    Exhibit C

                              Financial Statements

                                  Open-i Media
06/27/00                         Balance Sheet
                               As of May 31, 2000

                                                            May 31,'00
                                                           ------------
           ASSETS
                Current Assets
                  Checking/Savings
                   Cash                                    1,678,322.43
                                                           ------------
                  Total Checking/Savings                   1,678,322.43

                  Accounts Receivable
                    Accounts Receivable                      694,751.12
                                                           ------------
                  Total Accounts Receivable                  694,751.12

                  Other Current Assets
                    Gruntal                                   10,203.75
                    Stock Subscription Receivable              6,000.00
                    Security Deposits                         18,706.00
                                                           ------------
                  Total Other Current Assets                  34,909.75
                                                           ------------

                Total Current Assets                       2,407,983.30

                Fixed Assets
                  Fixed Assets                                56,421.39
                                                           ------------
                Total Fixed Assets                            56,421.39
                                                           ------------

           TOTAL ASSETS                                    2,464,404.69
                                                           ============

           LIABILITIES & EQUITY
                Liabilities
                  Current Liabilities
                   Accounts Payable
                    Accounts Payable                         140,678.94
                                                           ------------
                   Total Accounts Payable                    140,678.94

                   Credit Cards
                    Amex Corp. Card                           18,472.26
                                                           ------------
                   Total Credit Cards                         18,472.26

                   Other Current Liabilities
                    Sales Tax Payable                          1,337.99
                                                           ------------
                   Total Other Current Liabilities             1,337.99
                                                           ------------

                  Total Current Liabilities                  160,489.19
                                                           ------------

                Total Liabilities                            160,489.19

                Equity
                  Paid in Capital                          1,998,085.39
                  Capital Stock                                8,000.00
                  Retained Earnings                           37,944.37
                  Net Income                                 259,885.74
                                                           ------------
                Total Equity                               2,303,915.50
                                                           ------------

           TOTAL LIABILITIES & EQUITY                      2,464,404.69
                                                           ============

                                    Exhibit C

                              Financial Statements

                                  Open-i Media
06/27/00                        Profit and Loss
                          January through December 1999

                                                           Jan - Dec 99
                                                           ------------
             Ordinary Income/Expense
                  Income
                    Development                             664,372.79
                    Training                                180,920.02
                                                            ----------
                  Total Income                              845,292.81

                  Cost of Goods Sold
                    CGS Development                         171,751.51
                    CGS Training                            111,933.50
                                                            ----------
                  Total COGS                                283,685.01
                                                            ----------

                Gross Profit                                561,607.80

                  Expense
                    Miscellaneous                             6,229.64
                    Advertising & Promotion                  23,537.51
                    Open Interactive Leased Equip           200,000.00
                    Depreciation & Amortization Exp          17,903.99
                    Payroll Expenses                        147,868.95
                    Professional Fees                        46,382.58
                    Office Expense                           19,115.17
                    Rent                                     36,386.36
                    Telephone                                 7,812.18
                    Travel & Ent                              6,258.34
                    Utilities                                10,519.92
                    Interest Expense                          1,811.84
                                                            ----------
                  Total Expense                             523,826.48
                                                            ----------

               Net Ordinary Income                           37,781.32

               Other Income/Expense
                Other Income
                  Other income                                  163.05
                                                            ----------
                Total Other Income                              163.05
                                                            ----------

               Net Other Income                                 163.05
                                                            ----------

             Net Income                                      37,944.37
                                                             =========

                                    Exhibit C

                              Financial Statements

                                  Open-i Media
06/27/00                        Profit and Loss
                           January through March 2000

                                                           Jan - Mar '00
                                                           -------------
           Ordinary Income/Expense
                  Income
                     Development                             397,954.72
                     Training                                172,382.11
                                                             ----------
                  Total Income                               570,336.83

                  Cost of Goods Sold
                     CGS Development                          44,166.31
                     CGS Training                             81,671.25
                                                             ----------
                  Total COGS                                 125,837.56
                                                             ----------

                Gross Profit                                 444,499.27

                  Expense
                     Miscellaneous                            13,716.52
                     Advertising & Promotion                   6,704.00
                     Open Interactive Leased Equip            75,000.00
                     Depreciation & Amortization Exp           3,130.64
                     Payroll Expenses                        122,300.72
                     Professional Fees                        25,106.75
                     Office Expense                            4,902.16
                     Rent                                     26,426.55
                     Taxes                                       680.00
                     Telephone                                 3,137.50
                     Travel & Ent                              1,399.81
                     Utilities                                 3,849.11
                     Interest Expense                          1,610.66
                                                             ----------
                  Total Expense                              287,964.42
                                                             ----------

             Net Ordinary Income                             156,534.85

             Other Income/Expense
                Other Income
                  Other Income                                    56.04
                                                             ----------
                Total Other Income                                56.04
                                                             ----------

             Net Other Income                                     56.04
                                                             ----------

           Net income                                        156,590.89
                                                             ==========

                                    Exhibit D

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      THIS AGREEMENT made as of the 7th day of July, 2000, by and among Open-i Media, Inc., a New York corporation (the "Company") and the parties set forth in
Schedule I attached hereto (the "Investors").

      WHEREAS, the Investors have acquired shares of the Series A Preferred Stock, par value $0.001 per share, of the Company pursuant to certain Stock Purchase Agreements (the "Stock Purchase Agreements"); and

      WHEREAS, on May 4, 2000, the Company and certain of its then shareholders entered into a Registration Rights Agreement (the "Original Registration Rights Agreement"); and

      WHEREAS, the parties to the Original Registration Rights Agreement believe that it is in the best interests of the Company and the parties thereto to amend and restate the Original Registration Rights Agreement in its entirety as set forth herein; and

      WHEREAS, the Company desires to grant to the Investors registration rights and certain other rights on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. The following terms shall be used in this Agreement with the following respective meanings:

      "Affiliate" shall mean with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person; any general or limited partner, officer, director, or member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners of such Person.

      "Board" shall mean the Board of Directors of the Company.

      "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

      "Holder" means any holder of Registrable Stock.

      "Initial Public Offering" means the effective date for the Company's first registration statement covering a public offering of securities of the Company under the Securities Act.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Person" means any natural person, partnership, corporation or other legal entity.

      "Registrable Stock" means (a) the Common Stock and (b) any other shares of Common Stock issued in respect of such shares by way of a stock dividend, or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided, however, that shares of Common Stock shall only be treated as Registrable Stock if and so long as they are not eligible for sale without restriction under Rule 144(k) under the Securities Act or have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction under Rule 144 of the Securities Act so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale.

      "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4, or successor forms, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or which is not available for registering the shares of Registrable Stock for sale to the public).

      "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

      "Stock" means and includes (a) the Company's common stock, $0.001 par value per share, as authorized on the date of this Agreement, and (b) any other securities into which or for which the securities described in (a) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      "Shareholders Agreement" means the Amended and Restated Shareholders Agreement of even date between the Company, the Investors and certain other parties, as amended or amended and restated and in effect from time to time.

      2. Restrictive Legend. Each certificate representing Registrable Stock shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the following form:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend, or such legend shall be promptly removed, if in the opinion of counsel satisfactory to the Company the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws or the Investor provides the Company with a certificate that such Investor satisfies all the requirements of Rule 144 (k).

      Each certificate for Registrable Stock shall bear the legend set forth in this Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or pursuant to an effective registration statement, or (ii) an opinion of counsel satisfactory to the Company to the effect that any proposed transfer of Registerable Stock may be effected without registration under the Securities Act and any applicable state securities laws and that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

      3. Registration Rights.

      3.1 Incidental Registration. Each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice thereof to the Investors. Upon the written request of one or more Investors given within twenty (20) days after the giving of any such notice by the Company, the Company will use its reasonable best efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered. If the Registration Statement is to cover an underwritten distribution, the Company shall use its reasonable best efforts to cause the Registrable Stock requested for inclusion pursuant to this Section 3.1 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock requested for inclusion pursuant to this Section 3.1 would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced to the required level by reducing (down to zero in the Company's Initial Public Offering, or to not less than thirty (30%) percent thereafter, if so required) the participation of the Holders of Registrable Stock in such offering (such reduction to be made to the amounts of shares requested for inclusion in such offering by such Holders on a pro rata basis among the Holders of Registrable Stock requesting such registration, based upon the number of shares of Registrable Stock owned by such Holders). Notwithstanding the foregoing provisions, the Company may, in its sole discretion, terminate, delay, abandon or withdraw any Registration Statement referred to in this Section 3.1 without thereby incurring any liability to the Holders of Registrable Stock.

      3.2 Requested Registration.

            (a) At any time beginning six (6) months after an Initial Public Offering, an Investor (the "Initiating Holder") may by notice in writing to the Company (which notice shall specify the number of shares of Registrable Stock proposed to be sold and the intended method of disposition thereof) request the Company to register under the Securities Act all or any portion of shares of Registrable Stock held by such Initiating Holder or Investors for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, the Company shall not be required to seek to cause a Registration Statement to become effective pursuant to this Section 3.2: (A) within a period of 90 days after the effective date of any Registration Statement (other than a Registration Statement on Forms S-4, S-8 or any successors thereto), provided that the Company shall use its reasonable best efforts to cause a registration requested hereunder to be declared effective promptly following such period if such request is made during such period; or
(B) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company or its stockholders for a Registration Statement to be filed at such time, or that it would require disclosure of material non-public information relating to the Company which, in the reasonable opinion of the Board, should not be disclosed, then the Company's obligation to use all reasonable efforts to register, qualify or comply under this Section 3.2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from such Holders; provided, however, that the Company may not utilize this deferral right more than once in any twelve-month period.

            (b) Following receipt of any notice given under this Section 3 by the Initiating Holders, the Company shall promptly notify in writing all Investors that such registration is to be effected and, subject to the provisions of the last sentence of Section 3.2(a), shall use its best reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from such requesting Investors, the number of shares of Registrable Stock specified in such notice (and in all notices received by the Company pursuant hereto). Investors, other than the Initiating Holders, shall notify the Company of their desire to participate in the Registration within twenty (20) days of the Company's notice to them. The Company shall be obligated to register Registrable Stock pursuant to Section 3.2(a) on two (2) occasions only, provided, however, that such obligation shall be deemed satisfied only when a Registration Statement covering all shares of Registrable Stock specified in notices received as aforesaid and which have not been withdrawn by the Holder thereof, for sale in accordance with the method of disposition specified by the Initiating Holders, shall have become effective, except as set forth in the next sentence. A registration which does not become effective after the Company has filed a Registration Statement with respect thereto solely by reason of the refusal of the Initiating Holders to proceed shall be deemed to have been effected by the Company at the request of such Initiating Holders and the Company shall be deemed to have satisfied one of its two obligations under this Section 3.2(a), unless the registration was withdrawn at the request of the Holders of a majority of the Registrable Stock to be sold in such offering upon learning of a material adverse change in the condition, business or prospects of the Company (other than a change in market demand for its securities or in the market price thereof) from that known to such Holders at the time of their request (or of which the Company advised them in writing within 20 days thereafter) that makes the proposed offering unreasonable in the good faith judgment of a majority in interest of such Holders.

            (c) If the Registration Statement is to cover an underwritten distribution and in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Stock requested for inclusion pursuant to this Section 3 would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock to be included in the Offering shall be reduced to the required level with the participation in such offering to be reduced to the required level, as follows, unless otherwise determined by a majority in interest of the Holders: first, by reducing (down to zero, if necessary) on a pro rata basis the participation of any Persons who are not Holders and second, by reducing on a pro-rata basis the participation of other Holders requesting such registration; such pro rata basis to be calculated based upon the number of shares of Registrable Stock owned by any such Holders or on the number of shares of Stock owned by such Persons, as the case may be. The Company shall be entitled to include in any Registration Statement referred to in this Section 3.2(a), for sale in accordance with the method of disposition specified by the Initiating Holders, (i) shares of Stock for the Company's own account and (ii) securities to be sold by stockholders of the Company other than the holders of Registrable Stock to the extent all Registrable Stock set forth in such notice are covered by such registration, except as and to the extent that, in the opinion of the managing underwriter, if any, such inclusion would adversely affect the marketing of the Registrable Stock to be sold.

      3.3 Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of shares of Registrable Stock under the Securities Act, the Company will, at its expense, as expeditiously as practicable:

            (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement with respect to the Registrable Stock and use its reasonable best efforts to cause such Registration Statement to become and remain effective until the Registrable Stock covered by such Registration Statement has been sold, but for no longer than twelve (12) months subsequent to the effective date of such registration, and prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete until the Registrable Stock covered by such Registration Statement has been sold, but for no longer than twelve (12) months subsequent to the effective date of such registration;

            (b) If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter, if any, of the public offering and the Investors participating in such offering;

            (c) Furnish to the participating Investors and to the underwriters such number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters and participating Investors may reasonably request in order to facilitate the public offering of such securities;

            (d) Use its reasonable best efforts to register or qualify the Registrable Stock covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions (i) as shall be reasonably appropriate for the distribution of the Registrable Stock covered by such Registration Statement or (ii) as participating Investors and underwriters may reasonably request within ten (10) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process, to subject itself to taxation, or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

            (e) Notify the participating Investors in writing promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

            (f) Notify the participating Investors promptly in writing of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

            (g) Prepare and file with the Commission, promptly upon the request of the participating Investors, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel representing the Company in such Registration, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by the participating Investors, but for no longer than twelve (12) months subsequent to the effective date of such registration;

            (h) Prepare and promptly file with the Commission, and promptly notify the participating Investors of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Stock is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the sellers of Registrable Stock agree upon receipt of such notice forthwith to cease making offers and sales of Registrable Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Registrable Stock, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (i) In case the participating Investors or any underwriter is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

            (j) Advise the participating Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

            (k) At the request of the participating Investors (i) furnish to the underwriters, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, copies of any opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and Federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings and
(ii) use its reasonable best efforts to furnish to the participating Investors letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the participating Investors, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the Registration Statement and prospectus, as the participating Investors may reasonably request;

            (l) Apply for listing and use its reasonable best efforts to list the Registrable Stock being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its reasonable best efforts to qualify the Registrable Stock being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.;

            (m) Furnish, at least five (5) business days before filing a Registration Statement, a prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or prospectus, to counsel for the participating Investors (the "Investors' Counsel"), copies of all such documents proposed to be filed (it being understood that such five (5) business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances); and

            (n) Notify in writing the Investors' Counsel promptly (I) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

      3.4 Expenses.

            (a) With respect to each registration effected pursuant to this Agreement, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, (i) that the Investors and other holders of the Company's stock participating in any such registration shall bear their pro rata share of the underwriting discounts and selling commissions, and (ii) any such fee, cost or expense which does not constitute a fee, cost or expense customary in such a registration and which is attributable solely to one Investor or other holder of the Company's stock participating in any such registration shall be borne by that holder or Investor.

            (b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance insuring the Company against liability arising out of such public offering.

      3.5 Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Investor whose shares of Registrable Stock are included in a Registration Statement pursuant to the provisions of this Agreement, from and against, and will reimburse each such Investor with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Investor may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or allegedly untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation under the Securities Act applicable to the Company and relating to action or inaction required of the

Company in connection with such registration; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by or on behalf of any such Investor in writing specifically for use in the preparation thereof.

            (b) Each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, officers, agents and employees, each person who controls the Company within the meaning of the Securities Act, from and against, and will reimburse such parties with respect to, any and all losses, damages, liabilities, costs or expenses to which such parties may become subject under the Securities Act or otherwise, to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon any untrue or alleged untrue statement of any material fact contained therein or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, in no event shall any such Investor be required to indemnify and hold harmless the Company, each of its directors, officers, agents, employees, or each person who controls the Company within the meaning of the Securities Act for any amount exceeding in the aggregate the net proceeds received by such Investor from the sale of Registrable Stock covered by the Registration Statement.

            (c) Promptly after receipt by a party to be indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 3.5 (an "indemnified party") of actual knowledge or notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 3.5 and shall not relieve the indemnifying party from liability under this Section 3.5 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph (a) and (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party; no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      3.6 Reporting Requirements Under Securities Exchange Act of 1934. When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first Registration Statement filed by the Company, the Company shall use its reasonable best efforts to (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any Investor (i) a written statement by the Company that it has complied with such reporting requirements,
(ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents filed by the Company with the Commission as such Investor may reasonably request in availing itself of an exemption for the sale of Registrable Stock without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 3.6 are (a) to enable any such Investor to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should such Investor ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar or successor exemptive provision), and (b) to qualify the Company for the use of Registration Statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its reasonable best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3. From and after the effective date of the first Registration Statement filed by the Company, the Company agrees to use its reasonable best efforts to facilitate and expedite transfers of Registrable Stock pursuant to Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect), which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Stock.

      3.7 Stockholder Information. The Company may require each of the Investors to furnish the Company in a timely manner such information with respect to such Investor and the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

      3.8 Lock-Up Agreements.

            (a) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period (not to exceed one hundred eighty (180) days) as requested by the managing underwriter, following the effective date of the Initial Public Offering, except in connection with any such offering and except for equity securities issued pursuant to employee stock option or employee stock purchase plans or in conjunction with any merger or consolidation with, or acquisition of the stock or assets of, any other entity.

            (b) Restrictions on Public Sale by the Investors. Each Investor agrees that in conjunction with the Initial Public Offering it will not, to the extent requested by the Company and the managing underwriter of such offering, sell or otherwise dispose of any equity securities of the Company, including any sale pursuant to Rule 144, during a period specified by the Company and such underwriter (not to exceed one hundred eighty (180) days after the effective date of the Initial Public Offering), provided that all other shareholders of the Company are subject to similar restrictions except (i) in conjunction with such offering or (ii) to any Affiliates of such Holder who agree to be bound by the restrictions on dispositions set forth herein; and provided that each officer and director of the Company shall enter into similar agreements.

            (c) In the event any of the Registrable Stock of an Investor is included in an Initial Public Offering, the Company shall cause the Registration Statement covering such stock to remain effective until such stock has been sold, but for no longer than fifteen (15) months subsequent to the effective date of such registration.

      4. Miscellaneous.

      4.1 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given when sent by registered or certified mail, return receipt requested, by Federal Express, DHL or other guaranteed overnight delivery service or by facsimile transmission, addressed as follows:

      If to the Company:     Open-i Media, Inc.
                             73 Franklin Street
                             New York, NY 10013

                             Telecopier: (212) 343-1065

      If to any Investor:    To the address of such Investor set forth on
                             Schedule I hereto

and as to any of the foregoing, to such other address as any such party may give the others notice of pursuant to this Section, provided that a change of address shall only be effective upon receipt.

All notices, requests, consents and other communications hereunder shall be deemed to have been received (i) if by hand, at the time of delivery thereof to the receiving party at the address of such party set forth above or as so designated, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

      4.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York (without regard to conflict of laws provisions).

      4.3 Waivers: Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law. This Agreement may not be amended except by a writing executed by the Company and the Investors.

      4.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and permitted assigns of the parties hereto; provided, however, that any sale of shares of Stock are subject to the terms and conditions of the Shareholders Agreement.

      4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      4.6 Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

      4.7 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      4.8 Entire Agreement. This Agreement represents the entire understanding of the parties regarding the subject matter hereof and supersedes any and all other oral or written agreements among them, which are hereby rendered null and void, including without limitation, the Original Registration Rights Agreement.

      4.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and each Investors has duly executed this Agreement (or has caused it to be executed by a duly authorized officer, partner, trustee or agent, as the case may be), as of the date first above recited.

                                            COMPANY:


                                            OPEN-I MEDIA, INC.

                                            By:_________________________________
                                               James Chong, President

                                            INVESTORS:


                                            BD HOTELS LLC

                                            By:_________________________________
                                               Richard Born, Member


                                            SIGA TECHNOLOGIES, INC.

                                            By:_________________________________

                                   Schedule I

                                    INVESTORS

Investor Name                            Investor Address
-------------                            ----------------

BD Hotels LLC,                           60 East 54th Street
a New York LLC                           New York, NY 10022

SIGA Technologies, Inc.,                 420 Lexington Ave.
a Delaware corporation                   New York, NY 10022

                                    Exhibit E

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

            THIS SHAREHOLDERS AGREEMENT (this "Agreement") made as of the 7th day of July, 2000 by and among Open-i Media, Inc., a New York corporation, with its principal place of business at 73 Franklin Street, New York, NY (the "Company") and the persons listed on Schedule A attached hereto, as such Schedule A may be amended or supplemented from time to time (the
"Shareholders").

                              W I T N E S S E T H:

            WHEREAS, the Shareholders are the record owners of all of the shares of the capital stock of the Company; and

            WHEREAS, on May 4, 2000, the Company and all of its then shareholders entered into a Shareholders Agreement (the "Original Shareholders Agreement"); and

            WHEREAS, the parties believe that it is in the best interests of the Company and the Shareholders to amend and restate the Original Shareholders Agreement in its entirety as set forth herein.

            NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, it is hereby agreed as follows:

      1. DEFINITIONS. For the purposes of this Agreement the following terms shall have the meanings set forth in this Article 1:

                  1.1 "Lock Up Period" shall have the meaning set forth in 10.6(c).

                  1.2 "Permitted Transferee" and "Permitted Transferees" shall have the meaning set forth in Section 4.4(d).

                  1.3 "Remaining Shareholders" shall mean those Shareholders other than the Selling Shareholders.

                  1.4 "Selling Shareholder" shall mean the Shareholder or the legal representatives of the estate of a deceased Shareholder, as the case may be, and such Shareholder's Permitted Transferees, if any, transferring Shares pursuant to any provision of this Agreement.

                  1.5 "Shares" shall mean all shares of the capital stock of the Company now or hereafter owned by the Shareholders and their Permitted Transferees regardless of when or how acquired.

                  1.6 "Transfer" shall mean any disposition (including, without limitation, gifts, sales, assignments, pledges, encumbrances, bequests, and all other intervivos or testamentary dispositions) whether voluntary or involuntary, or pursuant to court order or by operation of law.

            2. ENTIRE AGREEMENT. This Agreement represents the entire understanding of the parties regarding the disposition of the Shares, now or hereafter owned by them, during the Shareholders' lives or upon their deaths, and supersedes any and all other oral or written agreements among them, which are hereby rendered null and void, including without limitation, the Original Shareholders Agreement.

            3. LIMITATION ON TRANSFERS OF SHARES.

                  3.1 Limitation. No Shareholder may Transfer all or any of such Shareholder's Shares except as provided in this Agreement, including the provisions of Article 4.

                  3.2 Reasonableness of Restraints. The Shareholders recognize and acknowledge that the restraints imposed in this Agreement on the disposition of their Shares are fair and reasonable in consideration of their absolute necessity for the proper conduct of the business of the Company, and in consideration of the provisions of this Agreement providing a market for their Shares, at a fair price, upon their death.

            4. PERMITTED TRANSFERS OF SHARES.

                  4.1 Transfers with Prior Consent of all other Shareholders. Except as otherwise provided in Section 4.2 or 4.4, a Shareholder may only Transfer the Shares owned by such Shareholder if such Shareholder has obtained the prior written consent of all of the other Shareholders of the Company. Any Shares so Transferred pursuant to this Section 4.1 shall continue to be subject to and shall be transferable only in accordance with the terms of this Agreement and the transferee of such Shares must agree in writing to be bound by the terms and conditions of this Agreement prior to such Transfer being effective.

                  4.2 Lifetime Transfers Subject to Right of First Refusal.

                        (a) Except as otherwise provided in Section 4.1 or 4.4 hereof; no Shareholder shall Transfer any of the Shares owned by such Shareholder unless the Selling Shareholder shall have first made the offer to sell set forth in Section 4.2(b) (the "Offer Notice") and such offer shall not have been accepted; and the Shares shall be transferable only in compliance with the terms hereof. Any attempted Transfer of Shares in violation of this

Agreement shall be deemed an irrevocable offer by such Shareholder to sell such Shares to the Company pursuant to Section 4.2 hereof.

                        (b) The Offer Notice shall be given in writing to the Company and the Remaining Shareholders concurrently and shall state that the Selling Shareholder offers to sell those Shares of the Selling Shareholder which the Selling Shareholder proposes to Transfer in a bona fide transaction to the Company or the Remaining Shareholders at the price and on the terms therein set forth, and to such Offer Notice shall be attached a statement of intention to Transfer such Shares, in a bona fide transaction, which shall set forth the name and address of the prospective purchaser, transferee, lienor, or recipient of any other disposition, the number of Shares involved in the proposed Transfer and the terms of such proposed Transfer.

                        (c) Within fifteen (15) days after the receipt of such Offer Notice, the Company may, by written notice to the Selling Shareholder, elect to purchase all, but not less than all, of the Shares owned by such Shareholder so offered at the price and on the terms set forth in the Offer Notice. If the Offer Notice is not accepted by the Company, the Remaining Shareholders may, by written notice to the Selling Shareholder given within thirty (30) days after the receipt of the Offer Notice (the "Expiration Date"), elect to purchase all, but not less than all, of the offered Shares at the price and on the terms set forth in the Offer Notice in such proportions as may be mutually agreed among the Remaining Shareholders or, in the absence of such agreement, pro rata based on the percentage that each Remaining Shareholder's Shares constitute of the total outstanding Shares of all shareholders who exercise the right. A Remaining Shareholder may, if it so elects, purchase additional portions of the offered Shares if any other Remaining Shareholder does not exercise its right to purchase up to the full amount of its pro rata amount of the offered Shares. Such additional portions of the offered Shares, if any, shall be allocated to such Remaining Shareholders pro rata if more than one Remaining Shareholder so elects, or less than pro rata with respect to any such Remaining Shareholder requesting a lower amount of the additional portion of the offered Shares. The notice of acceptance of the Offer Notice shall specify a date for the closing of the purchase, which date shall be not more than thirty
(30) days after the date of the giving of such notice by the Company or the Remaining Shareholders. The closing shall take place at the principal business office of the Company.

                        (d) If the Offer Notice is not accepted by the Company or the Remaining Shareholders for one hundred percent (100%) of the offered Shares, the Selling Shareholder may make a bona fide Transfer to the prospective purchaser, transferee, lienor, or recipient of any other disposition named in the statement of intention attached to the Offer Notice, but only in strict accordance with the terms therein stated; provided, however, that such purchaser, transferee, lienor or recipient must agree in writing to be bound by the terms of this Agreement prior to such Transfer becoming effective; and provided further that each Shareholder shall have the right to join in such sale set forth in Section 4.2(e) below. If the Selling Shareholder shall fail to make such Transfer within thirty (30) days following the expiration of the time provided in Section 4.2(c) for the election by the Potential Participants to join in such sale as set forth in Section 4.2(e) below, such Shareholder's Shares shall again become subject to all the restrictions of this Agreement.

                        (e) In the event the right of first refusal of the Company set forth in this Section 4.2 is not exercised by the Company or the Remaining Shareholders, and such Shareholder is James Chong or his Permitted Transferees ("Chong"), Chong shall not sell any of his Shares unless he has first given each of the other Shareholders (the "Potential Participants") the opportunity to join in such sale on a pro-rata basis on the same terms as Chong. Each Potential Participant shall have the right to sell a number of Shares owned by him equal to the product of (i) the total number of Shares proposed to be sold to the purchaser and (ii) a fraction, the numerator of which shall be the number of Shares owned by such Potential Participant and the denominator of which shall the number of Shares owned by all Shareholders who have elected to participate in such sale (including Chong). The right specified in this Section
4.2 may be exercised by a Potential Participant by delivery, not later than 10 days after the Expiration Date, of a written notice stating the number of Shares that such Potential Participant wishes to include in such sale. Chong, together with any electing Potential Participants, shall have the right for 90 days after the date of the Sale Notice to sell or otherwise transfer Shares held by them to the purchaser specified in the Offer Notice on the terms set forth therein. The provisions of this Section 4.2 shall apply anew to any proposed sale after such 90 day period, or to any modification to the type or amount of consideration to be paid or received in connection with such sale. The provisions of this Section
4.2 shall not apply to any Transfers otherwise permitted under the other subsections of Section 4.

                        (f) If Chong or his Permitted Transferees give the Shareholders notice that they desire to sell the Company (whether by merger, consolidation, sale of all or substantially all of its assets, sale of all of the outstanding common stock of the Company, share exchange or otherwise), all Shareholders will consent to and raise no objections against such sale, and if such sale is structured as a sale of stock, all Shareholders agree to sell all of their Shares and rights to acquire Shares (if any) on the terms and conditions approved by the Company's Board of Directors or the holders of a majority of the common stock of the Company then outstanding. The Shareholders will take all necessary and desirable actions reasonably requested by the Company in connection with the consummation of such sale, at the sole cost of the Company. The obligations of the Shareholders to participate in such sale are subject to the satisfaction of the conditions that ( i) all Shareholders will have the right to participate in such sale, (ii) the Shareholders will each receive the same value of consideration per share, and (iii) the value of the consideration per share in such sale will be not less than the following for the year in which the sale for such closing takes place: $1.56 prior to or on June 30, 2001; $1.87 after June 30, 2001 but prior to or on June 30, 2002; $2.25 after June 30, 2002 but prior to or on June 30, 2003; $2.70 after June 30, 2003 but prior to or on June 30, 2004; and $3.24 thereafter.

                  4.3 Sale Associated with Legal Proceedings Against any Individual Shareholder.

                        (a) In the event that (i) voluntary proceedings by, or involuntary proceedings against, an individual Shareholder are commenced under any provision of any federal or state act relating to bankruptcy or insolvency, or (ii) the Shares of an individual Shareholder are attached or garnished, or
(iii) any judgment is obtained in any legal or equitable proceeding against an individual Shareholder and the sale of such Shareholder's Shares is contemplated or threatened under legal process as a result of such judgment, or (iv) an execution process is issued against an individual Shareholder or against such Shareholder's Shares or (v) any other form of legal proceeding or process is threatened or commenced, by which the Shares of an individual Shareholder may be sold either voluntarily or involuntarily, then the Company shall have the option to purchase from such Shareholder and such Shareholder's Permitted Transferees, if any, all, but not less than all, of the Shares owned by such Shareholder prior to such event. Such option to purchase shall be exercised by the Company in writing within a period of forty-five (45) days from the date on which it receives actual notice of the event which gives rise to such option.

                        (b) The purchase price for each Share purchased pursuant to this Section 4.3 shall be determined as provided in Article 5 of this Agreement, and such purchase shall be effected in the manner and upon the terms and conditions set forth in Article 6 of this Agreement.

                        (c) The closing of any transaction of purchase and sale, pursuant to this Section 4.3, shall take place at 10:00 AM. at the Company's principal business office sixty (60) days after the exercise of the option pursuant to paragraph (a) of this Section 4.3 (or if such date shall be a Saturday, Sunday or legal holiday, then on the first business day immediately succeeding such date).

                  4.4 Permitted Transfers to Family Members: Shareholders.

                        (a) Each Shareholder shall have and at all times retain the right to Transfer all or any portion of such Shareholder's Shares to any one or more of the following persons or entities, as the case may be:

                                (i) Richard Born or Ira Drukier (the "BD
Affiliates")

                                (ii) a spouse of an individual Shareholder or of
a BD Affiliate;

                                (iii) any adult issue of an individual
Shareholder or of a BD Affiliate;

                                (iv) custodians or guardians for the minor issue
of an individual Shareholder or a BD Affiliate, provided that each such guardian or custodian shall be an individual who is either the Shareholder or a BD Affiliate, or the spouse or any of adult issue of such Shareholder or BD Affiliate;

                                (v) trusts of which each and all of the income
beneficiaries and the remaindermen shall be members of the group composed of the Shareholder or a BD Affiliate, or the spouse or any of adult issue of such Shareholder or BD Affiliate; and

                                (vi) any entity which is wholly owned by any of
the individuals or entities listed in section 4.4(a)(i) through (a)(v) above, and remains so wholly owned during the period in which such Shares are held by such entity.

                        (b) Shares held by any custodian or guardian of a minor issue, or held by a trustee or trustees, may be Transferred to such issue upon the attainment of majority (or at such later date as is provided by the terms of the trust); or may be Transferred to a successor custodian, guardian or trustee, provided that each such successor custodian, guardian or trustee is an individual entitled to serve as aforesaid.

                        (c) SIGA Technologies, Inc. ("SIGA") may distribute all, but not less than all, of its Shares (the "SIGA Shares") to its stockholders if SIGA shall have obtained the prior written consent of the Board of Directors of the Company to such distribution.

                        (d) The person, persons, or entities receiving shares from a Shareholder pursuant to the terms of this Section 4.4 shall be referred to hereinafter individually as such Shareholder's "Permitted Transferee" and collectively as such Shareholder's "Permitted Transferees."

                        (e) In the event of a Transfer of any Shareholder's Shares pursuant to the provisions of this Section 4.4, such Shareholder shall notify the Company in writing as to the identity and relationship of any of the Permitted Transferees (and the terms of any trust pertaining to any such Transfer), and the number of Shares so Transferred. Any such Permitted Transferee, including, without limitation, any issue who receives Shares formerly held for such Permitted Transferee's benefit by a custodian, guardian, trustee or trustees, shall receive and hold the Shares so Transferred subject to the terms and conditions of this Agreement, and shall be bound by the obligations under this Agreement of the Shareholder from whom such Permitted Transferee received the Shares, as though a party hereto. No Transfer of Shares shall be made by a Shareholder to a Permitted Transferee until the Permitted Transferee acknowledges the foregoing obligations in writing. Thereafter, all further Transfers of such Shares shall be made only in accordance with the provisions of this Agreement restricting Transfers.

                        (f) A Permitted Transferee shall not Transfer all or any portion of such Permitted Transferee's Shares unless such Transfer is to the Shareholder from whom such Shares evolved or another Permitted Transferee of such Shareholder, and unless all of the requirements regarding a Transfer by a Shareholder set forth in this Section 4.4 have been satisfied. Any Transfer or attempted Transfer by a Permitted Transferee which is not in accordance with the terms of this Section 4.4 shall be deemed an attempted Transfer in violation of this Agreement.

            5. PURCHASE PRICE.

                  5.1 Valuation Date. The phrase "Valuation Date" as used in this Article 5 shall mean the last day of the month preceding the date the applicable event referred to in Section 4.4(a) occurs.

                  5.2 Valuation.

                        (a) The purchase price of each Share which is purchased pursuant to Section 4.2 of this Agreement shall be the per Share price of the proposed Transfer.

                        (b) The purchase price of each Share which is purchased pursuant to Section 4.3 of this Agreement shall be the fair market value per Share as of the Valuation Date set forth in Section 5.1. The fair market value of each Share shall be determined in good faith, as of the applicable Valuation Date, by the Board of Directors of the Company. The determination of fair market value shall be conclusive and binding on the Company and the Shareholders and their Permitted Transferees, if any, and their respective successors, assigns, heirs and legal representatives.

            6. CLOSING AND PAYMENT OF PURCHASE PRICE.

                  6.1 Documents. At the closing, the Selling Shareholder shall deliver:

                        (a) Certificates representing the Shares which are being Transferred pursuant to this Agreement; and

                        (b) All documents which counsel for the Company shall reasonably deem necessary or advisable in order to accomplish a complete conveyance of the Shares to the Company.

                  6.2 Payment. Payment of the total purchase price due the Selling Shareholder shall be made as follows:

                        (a) If the sale is pursuant to Section 4.2 of this Agreement, there shall be paid at closing to the Selling Shareholder the total purchase price to be paid for the Shares, pursuant to the terms in the Offer Notice.

                        (b) If the sale is pursuant to Section 4.3 of this Agreement, the Company shall pay at the closing to the Selling Shareholder by certified or bank check, an amount equal to twenty percent (20%) of the total purchase price payable by the Company.

                        (c) The balance of the total purchase price, if any, where the sale is pursuant to Section 4.3 of this Agreement, shall be paid pursuant to one or more non-negotiable promissory notes of the Company, to be executed and delivered at the closing. At the closing, the Company shall execute and deliver to the Selling Shareholder a non-negotiable promissory note which provides (i) for not less than twelve (12) but no more than fifteen (15) (as determined by the Company, in its sole discretion) equal principal installments, with the first installment being payable three (3) months after the closing, and the remaining installments payable quarterly thereafter; (ii) for interest on the unpaid balance of the note accruing at the minimum rate necessary under the Code, to avoid the imputation of interest; and (iii) that the Company may prepay all or any part thereof at any time with interest to the date of prepayment, but any partial prepayment shall be applied against the unpaid principal balance then outstanding in the inverse order of maturity.

                  6.3 Offset. The Company shall have the right to offset against the payment or payments of the purchase price due from it to the Selling Shareholder, the amount of all sums due from the Selling Shareholder to the Company, and to the extent so credited against the purchase price, such loan or other indebtedness shall be deemed to be and shall be cancelled and discharged. Such credit against the purchase price shall be made regardless of the due date of any such loan or other indebtedness.

            7. NOTICE. Whenever under the provisions of this Agreement notice is required to be given, it shall be in writing and shall be deemed given when mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Shareholders at their addresses as set forth on Schedule A attached hereto, or to such other address as may appear on the record books of the Company, and addressed to the Company at its principal business office.

            8. RESTRICTIVE LEGEND. All certificates representing Shares now or hereafter issued shall be endorsed as follows:

            The shares represented by this certificate are subject to and are transferable only in compliance with an Agreement dated as of the 7th day of July, 2000 made among the Company and the shareholders named therein.

            9. SPECIFIC PERFORMANCE. Inasmuch as the Shares of the Company are closely held and the market therefor is limited, irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement, including without limitation their respective rights and obligations to offer for sale and to purchase the Shares as herein provided, shall be enforceable in a court of equity by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies, however, shall be cumulative and not exclusive and shall be in addition to any other remedies which any party or the Company may have under this Agreement or otherwise.

            10. MISCELLANEOUS.

                  10.1 Amendments. This Agreement may not be amended or supplemented at any time unless by a writing executed by the parties hereto, and all such amendments and supplements shall, except as otherwise provided hereinafter, be binding upon all other persons interested herein.
Notwithstanding the foregoing, the President of the Company shall be permitted to amend or supplement Schedule A to this Agreement from time to time to reflect additions and deletions to the Shareholders who are parties hereto.

                  10.2 Impairment Of Rights. No amendment, supplement or termination of this Agreement (including a termination of this Agreement pursuant to Sections 10.6(a) or 10.6(b) of this Agreement) shall affect or impair any rights or obligations which have theretofore matured hereunder.

                  10.3 Further Assurances. All parties will take such further action and execute such other documents as are reasonably necessary to effectuate the purposes, terms and conditions of this Agreement.

                  10.4 Partial Invalidity. The invalidity of any portion of this Agreement shall not affect the validity of the remainder of this Agreement.

                  10.5 Binding On Successors. This Agreement shall be binding upon and shall inure to the benefit of all of the parties hereto, and to their respective heirs, executors, administrators, successors and assigns, transferees and Permitted Transferees and shall be binding upon any person to whom any Shares are transferred in violation of the provisions of this Agreement (whether voluntarily, pursuant to court order, by operation of law or otherwise), and the heirs, executors, administrators, successors or assigns of such person.

                  10.6 Termination. This Agreement shall terminate upon the written consent of the parties or upon the occurrence of any of the following events:

                        (a) The adjudication of the Company as bankrupt, or the execution by the Company of an assignment for the benefit of creditors.

                        (b) The voluntary or involuntary complete liquidation or dissolution of the Company.

                        (c) The registration by the Company of any shares of its common stock or securities convertible into or exchangeable or exercisable for shares of its common stock under the Securities Act of 1933, as amended, in connection with a public offering of securities by the Company; provided, however, each Shareholder agrees that, in connection with an underwritten public offering of the Company's securities, such Shareholder will not sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of all or any portion of such Shareholder's Shares (other than those Shares included in the registration) without the prior written consent of the underwriters managing such underwritten public offering of the Company's securities for a period of one hundred eighty (180) days from the effective date of such registration (the "Lock Up Period"), provided that all of the other Shareholders of the Company are subject to similar restrictions, and further agrees to execute any agreement reflecting such Shareholder's agreement to abide by the such obligation, or extending the Lock Up Period, as may be requested by the underwriters at the time of the public offering. Each Shareholder's obligations and the restrictions on permitted activities during any Lock Up Period under this Section 10.6(c) shall survive the termination of this Agreement.

                        (d) The distribution by SIGA of all of the SIGA Shares owned by SIGA to its stockholders in accordance with Section 4.4(c) hereof pursuant to which the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

                  10.7 Governing Law. This Agreement shall be governed by the law of the State of New York without regard to conflicts of law provisions.

                  10.8 Captions. Any Article or Section title or caption contained in this Agreement is for convenience only, and shall not in any way be construed to define, describe or limit the terms hereof

                  10.9 Stock Purchase Agreements. This Agreement is subject to the terms and conditions of a Stock Purchase Agreement between the Company and BD Hotels LLC (the "BD Hotels Stock Purchase Agreement") and a Stock Purchase Agreement between the Company and SIGA (the "SIGA Stock Purchase Agreement", and together with the BD Hotels Stock Purchase Agreement the "Stock Purchase Agreements"). In the event of any conflict of the provisions of one of the Stock Purchase Agreements and this Agreement, the provisions of the relevant Stock Purchase Agreement shall control. In addition, the parties hereto agree that BD Hotels LLC shall be entitled to the special shareholder rights granted to SIGA pursuant to Section 8 of the SIGA Stock Purchase Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 Open-i Media, Inc.

                                 By:____________________________________________
                                    James Chong, President


                                 SHAREHOLDERS:

                                 _______________________________________________
                                 James Chong


                                 BD Hotels LLC, a New York LLC

                                 _______________________________________________
                                 Richard Born, Member


                                 SIGA Technologies, Inc., a Delaware corporation

                                 By:____________________________________________
                                    Name:
                                    Title:

                                   Schedule A

                                  SHAREHOLDERS

Shareholder Name                                   Shareholder Address
----------------                                   -------------------

James Chong                                        6701 Blvd. East
                                                   Apartment F-2
                                                   West NY, NJ 07093

BD Hotels LLC,                                     60 East 54th Street
a New York LLC                                     New York, NY 10022

SIGA Technologies, Inc.,                           420 Lexington Ave.
a Delaware corporation                             New York, NY 10022

                                    Exhibit F

                                  July 7, 2000

SIGA Technologies, Inc.
420 Lexington Ave.
New York, NY 10022

Gentlemen:

      We have acted as counsel to Open-i Media, Inc., a New York corporation (the "Company"), in connection with the issuance and sale by the Company to you, as Purchaser, of 1,143,000, shares of its Series A Preferred Stock, $0.001 par value per share ("Series A Preferred Stock") pursuant to the Stock Purchase Agreement of even date herewith by and between the Company and you (the "Stock Purchase Agreement").

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Stock Purchase Agreement, the Shareholders Agreement of even date herewith among the Company, you and the other parties thereto (the "Shareholders Agreement") and the Registration Rights Agreement of even date herewith among the Company, you and the other parties thereto (the "Registration Rights Agreement" and, together with the Stock Purchase Agreement and the Shareholders Agreement, the "Transaction Documents"), and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and instruments of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives, and considered such questions of law, as we have deemed relevant and necessary as the basis for the opinions hereinafter set forth. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement.

      In such examinations, we have assumed the genuineness of all signatures (except the signatures of the officers of the Company on the Transaction Documents) and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of documents submitted to us as certified, photostatic or telecopied copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations made to us by officers or representatives of the Company, either orally or in certificates or other comparable documents, and have relied upon the relevant facts stated therein. For purposes of this opinion, the phrase "to our knowledge" or

July 7, 2000
Page 2


with respect to matters "known to us" or "to our knowledge" is based on our review of the stock records and minute books of the Company, and is based solely on information actually known to those attorneys currently practicing with this firm and engaged in the representation of the Company in connection with the transactions contemplated by the Stock Purchase Agreement.

      This opinion is based exclusively upon and is limited to the laws of the State of New York and the federal law of the United States. Statements in this opinion as to the legality, validity, binding effect and enforceability of any of the Transaction Documents and any other agreements referred to herein and therein are limited by and subject to equitable principles and to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforceability of creditors' rights generally and to applicable restrictions on the enforceability of indemnification and contribution; and are further limited as we express no opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

      Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

      1. The Company is a corporation validly existing and in good standing under the laws of the State of New York. The Company has the corporate power and authority to own and hold its properties and to carry on its business in all material respects as, to our knowledge, it is currently conducted. The Company has the corporate power to (a) execute, deliver and perform each of the Transaction Documents, (b) issue, sell and deliver the Purchased Shares and (c) issue and deliver the shares of common stock ("Common Stock") into which the Purchased Shares are convertible upon conversion of the Purchased Shares (the "Conversion Shares").

      2. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      3. The execution and delivery by the Company of each of the Transaction Documents, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Purchased Shares and the issuance and delivery of the Conversion Shares upon conversion of the Purchased Shares will not violate any provision of law, the Restated Certificate of Incorporation, as amended, or By-laws, as amended, of the Company, in each case as in effect on the date hereof, any order known to us of any court or other agency of government or any indenture, agreement or other instrument known to us to which the Company is bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, except for such violations as would not have a Material Adverse Effect on the Condition of the

July 7, 2000
Page 3


Company, or, except as provided in the Stock Purchase Agreement, result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. In rendering the opinion expressed in this paragraph, we have assumed full disclosure to you of all material facts concerning the Company, its operations, its financial condition and, with respect to performance by the Company of its obligations under the Registration Rights Agreement, we have assumed compliance by the Company at such time with the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations thereunder and with applicable state securities laws and the applicable regulations thereunder.

      4. The authorized capital stock of the Company consists of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.001 par value per share. The Company shall have outstanding immediately after the Closing 6,000,000 shares of Common Stock and 3,143,000 shares of Series A Preferred Stock, all of which have been validly issued and are fully paid and nonassessable by the Company. The designations, powers, preferences, rights, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in its Restated Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

      5. The Purchased Shares and the Conversion Shares have been duly authorized. The issuance, sale and delivery of the Purchased Shares and the issuance and delivery of the Conversion Shares upon conversion of the Purchased Shares have been duly authorized by all required corporate action; the Purchased Shares, when issued and paid for in accordance with the terms of the Stock Purchase Agreement, will be validly issued, fully paid and non-assessable by the Company. The Conversion Shares issuable upon conversion of the Purchased Shares have been reserved for issuance by the Company and when issued upon conversion of the Purchased Shares, the Conversion Shares will be validly issued, fully paid and non-assessable by the Company.

      6. No registration or filing with, and no consent or approval of; or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of the Transaction Documents, the issuance, sale and delivery of the Purchased Shares, or the issuance and delivery of the Conversion Shares upon conversion of the Purchased Shares, other than (i) the filing of the Restated Certificate with the Department of State of the State of New York, and (ii) a filing with the United States Securities and Exchange Commission of a Notice of Sale of Securities on Form D, which the Company has represented to us that it will file in a timely fashion. In rendering the opinion expressed in this paragraph, we have assumed the accuracy of the representations and warranties of the Purchasers set forth in Article 4 of the Stock Purchase Agreement. In rendering the opinion expressed in this paragraph with respect to the performance by the Company of its obligations under the Registration Rights Agreement, we

July 7, 2000
Page 4


have also assumed compliance by the Company at such time with the Securities Act and the applicable rules and regulations thereunder and with applicable state securities laws and the applicable regulations thereunder.

      We advise you that Michael E. Helmer, Esq., a partner of our firm, is the Assistant Secretary of the Company.

      This letter is furnished by us, as counsel to the Company, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purposes, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent.

                                                    Very truly yours,


                                                    DRINKER BIDDLE & SHANLEY LLP

                                    Exhibit G

                       Accredited Investor Representation

            The undersigned represents that the undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), because the undersigned is (please check the appropriate box):

                  |_| A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                  |_| A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  |_| A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities subscribed for, whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) promulgated under the Act;

                  |_| A corporation, business trust or partnership, not formed for the specific purpose of acquiring the securities subscribed for, with total assets in excess of $5,000,000;

                  |_| Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

                  |_| An entity in which all of the equity owners are accredited investors.

            IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Representation on and as of the 7th day of July, 2000.

                                            SIGA TECHNOLOGIES, INC.


                                            By:_________________________________
                                                Name:
                                                Title: